                                                                     Exhibit 2.2

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                          PSYCHIATRIC SOLUTIONS, INC.,

                     BRENTWOOD HEALTH MANAGEMENT OF MS, LLC,

                                       AND

                       TURNER-WINDHAM OF MISSISSIPPI, LLC

                                FEBRUARY 23, 2004

                               TABLE OF CONTENTS

                                                                                                                     Page
AGREEMENT........................................................................................................      2
ARTICLE 1.  PURCHASE OF ASSETS...................................................................................      2
   1.1.       Assets.............................................................................................      2
   1.2.       Excluded Assets....................................................................................      4
   1.3.       Assumed Liabilities................................................................................      5
   1.4.       Excluded Liabilities...............................................................................      5
   1.5.       Purchase Price.....................................................................................      7
   1.6.       Calculation of Working Capital.....................................................................      9
ARTICLE 2.  CLOSING..............................................................................................     10
   2.1.       Closing............................................................................................     10
   2.2.       Actions of Sellers at Closing......................................................................     10
   2.3.       Actions of Buyer at Closing........................................................................     12
ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF SELLERS............................................................     12
   3.1.       Existence and Capacity.............................................................................     12
   3.2.       Powers; Governmental Consents; Absence of Conflicts With Other Agreements, Etc.....................     13
   3.3.       Binding Agreement..................................................................................     13
   3.4.       Financial Statements...............................................................................     13
   3.5.       Certain Post-Balance Sheet Results.................................................................     14
   3.6.       Licenses...........................................................................................     15
   3.7.       Certificates of Need...............................................................................     15
   3.8.       Medicare Participation; Accreditation..............................................................     16
   3.9.       Regulatory Compliance..............................................................................     16
   3.10.      Equipment..........................................................................................     16
   3.11.      Real Property......................................................................................     17
   3.12.      Title..............................................................................................     19
   3.13.      Employee Benefit Plans.............................................................................     19
   3.14.      Litigation or Proceedings..........................................................................     20
   3.15.      Environmental Laws.................................................................................     20
   3.16.      Hill-Burton and Other Liens........................................................................     21
   3.17.      Taxes..............................................................................................     21
   3.18.      Employee Relations.................................................................................     22
   3.19.      Agreements and Commitments.........................................................................     22
   3.20.      Contracts..........................................................................................     23
   3.21.      Supplies...........................................................................................     24
   3.22.      Insurance..........................................................................................     24
   3.23.      Third Party Payor Cost Reports.....................................................................     24
   3.24.      Medical Staff Matters..............................................................................     25
   3.25.      Condition of Assets................................................................................     25
   3.26.      Intellectual Property; Computer Software...........................................................     25
   3.27.      Accounts Receivable................................................................................     25
   3.28.      Compliance Program.................................................................................     25
   3.29.      HIPAA Compliance...................................................................................     26
   3.30.      Full Disclosure....................................................................................     26

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF BUYER..............................................................     27
   4.1.       Existence and Capacity.............................................................................     27
   4.2.       Powers; Governmental Consents; Absence of Conflicts
              With Other Agreements, Etc.........................................................................     27
   4.3.       Binding Agreement..................................................................................     27
   4.4.       Availability of Funds for Purchase.................................................................     28
ARTICLE 5.  COVENANTS OF SELLERS PRIOR TO CLOSING................................................................     28
   5.1.       Information........................................................................................     28
   5.2.       Operations.........................................................................................     28
   5.3.       Negative Covenants.................................................................................     29
   5.4.       Governmental Approvals.............................................................................     29
   5.5.       Additional Financial Information...................................................................     30
   5.6.       No-Shop Clause.....................................................................................     30
   5.7.       Title Commitment and Survey; UCC Searches; Defects and Cure........................................     30
   5.8.       Insurance Ratings..................................................................................     32
   5.9.       Medical Staff Disclosure...........................................................................     33
ARTICLE 6.  COVENANTS OF BUYER PRIOR TO CLOSING..................................................................     33
   6.1.       Governmental Approvals.............................................................................     33
   6.2.       Inspection of Improvements, Systems, and Equipment; Limitation of Post-Closing
              Warranties of Condition............................................................................     33
ARTICLE 7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.........................................................     33
   7.1.       Representations/Warranties.........................................................................     33
   7.2.       Pre-Closing Confirmations..........................................................................     34
   7.3.       Title Policy.......................................................................................     34
   7.4.       Actions/Proceedings................................................................................     34
   7.5.       Adverse Change.....................................................................................     35
   7.6.       Insolvency.........................................................................................     35
   7.7.       Opinion of Counsel to Sellers......................................................................     35
   7.8.       Vesting/Recordation................................................................................     35
   7.9.       Delivery of Certain Documents......................................................................     35
   7.10.      Simultaneous Closing...............................................................................     35
   7.11.      Due Diligence......................................................................................     35
   7.12.      Interim Management Agreement.......................................................................     35
   7.13.      Insurance..........................................................................................     35
   7.14.      Extensions of Certain Leases.......................................................................     35
ARTICLE 8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS.......................................................     36
   8.1.       Representations/Warranties.........................................................................     36
   8.2.       Buyer's Governmental Approvals.....................................................................     36
   8.3.       Actions/Proceedings................................................................................     36
   8.4.       Insolvency.........................................................................................     36
   8.5.       Opinion of Counsel to Buyer........................................................................     36
   8.6.       Interim Management Agreement.......................................................................     36
   8.7.       Delivery of Certain Documents......................................................................     36
   8.8.       Simultaneous Closing...............................................................................     37
ARTICLE 9.  SELLERS' POST CLOSING COVENANTS......................................................................     37
   9.1.       Covenant Not to Compete; Non-solicitation..........................................................     37
   9.2.       Allocation of Purchase Price.......................................................................     37
   9.3.       Post Closing Access to Information.................................................................     38

   9.4.       Preservation and Access to Records After the Closing...............................................     38
   9.5.       Cooperation on Tax Matters.........................................................................     38
   9.6.       Cost Reports.......................................................................................     39
   9.7.       Misdirected Payments, Etc..........................................................................     39
   9.8.       Use of Controlled Substance Permits................................................................     39
   9.9.       Loss Experience....................................................................................     40
   9.10.      Net Worth Covenant.................................................................................     40
   9.11.      Option to Purchase Additional Assets...............................................................     40
ARTICLE 10.  ADDITIONAL AGREEMENTS...............................................................................     40
   10.1.      Termination Prior to Closing.......................................................................     40
   10.2.      CON Disclaimer.....................................................................................     41
   10.3.      Tax and Medicare Effect............................................................................     41
   10.4.      Reproduction of Documents..........................................................................     41
   10.5.      Employee Matters...................................................................................     41
   10.6.      Insurance..........................................................................................     42
ARTICLE 11.  INDEMNIFICATION.....................................................................................     42
   11.1.      Indemnification by Buyer...........................................................................     42
   11.2.      Indemnification by Sellers.........................................................................     43
   11.3.      Limitations........................................................................................     43
   11.4.      Notice and Control of Litigation...................................................................     43
   11.5.      Notice of Claim....................................................................................     44
ARTICLE 12.  MISCELLANEOUS.......................................................................................     45
   12.1.      Schedules and Other Instruments....................................................................     45
   12.2.      Additional Assurances..............................................................................     45
   12.3.      Consented Assignment...............................................................................     45
   12.4.      Consents, Approvals and Discretion.................................................................     46
   12.5.      Legal Fees and Costs...............................................................................     46
   12.6.      Choice of Law......................................................................................     46
   12.7.      Benefit/Assignment.................................................................................     46
   12.8.      No Brokerage.......................................................................................     46
   12.9.      Cost of Transaction................................................................................     46
   12.10.     Confidentiality....................................................................................     47
   12.11.     Public Announcements...............................................................................     47
   12.12.     Waiver of Breach...................................................................................     47
   12.13.     Notice.............................................................................................     47
   12.14.     Severability.......................................................................................     48
   12.15.     Gender and Number..................................................................................     48
   12.16.     Divisions and Headings.............................................................................     48
   12.17.     Survival...........................................................................................     48
   12.18.     Affiliates.........................................................................................     49
   12.19.     Knowledge..........................................................................................     49
   12.20.     Resolution of Disputes.............................................................................     49
   12.21.     Accounting Date....................................................................................     50
   12.22.     No Inferences......................................................................................     50
   12.23.     No Third Party Beneficiaries.......................................................................     50
   12.24.     Enforcement of Agreement...........................................................................     50
   12.25.     Entire Agreement; Amendment........................................................................     51
   12.26.     Risk of Loss.......................................................................................     51

   12.27.     Other Owners of Assets.............................................................................     51
   12.28.     Transfer, Sales and Other Taxes....................................................................     51
   12.29.     Prorations.........................................................................................     51

                                    EXHIBITS

DESCRIPTION                                                                                            EXHIBIT
------------                                                                                           -------
The Facilities.......................................................................................    A
Buyer Entities.......................................................................................    B
Escrow Agreement.....................................................................................    C
Opinion of Counsel to Sellers........................................................................    D
Opinion of Counsel to Buyer..........................................................................    E
Limited Power of Attorney............................................................................    F
Interim Management Agreement.........................................................................    G
Form of Guaranty.....................................................................................    H

                                    SCHEDULES

DESCRIPTION                                                                                              SCHEDULE
-----------                                                                                              --------
Real Property........................................................................................    1.1(a)
Tangible Personal Property...........................................................................    1.1(b)
Contracts............................................................................................    1.1(i)
Excluded Assets......................................................................................    1.2
Capital Lease Obligations............................................................................    1.3(c)
Excluded Liabilities.................................................................................    1.4
EBITDA Example Calculation...........................................................................    1.5(c)
Working Capital as of December 31, 2003..............................................................    1.6
Powers; Governmental Consents; Absence of Conflicts with Other Agreements, Etc.......................    3.2
Financial Statements.................................................................................    3.4
Certain Post-Balance Sheet Results...................................................................    3.5
Licenses.............................................................................................    3.6
Certificates of Need.................................................................................    3.7
Medicare Participation; Accreditation................................................................    3.8
Regulatory Compliance................................................................................    3.9
Equipment............................................................................................    3.10
Real Property .......................................................................................    3.11
Employee Benefit Plans...............................................................................    3.13
Litigation or Proceedings............................................................................    3.14
Environmental........................................................................................    3.15
Taxes................................................................................................    3.17
Employee Relations...................................................................................    3.18
Supplies.............................................................................................    3.21
Insurance............................................................................................    3.22
Third Party Payor Cost Reports.......................................................................    3.23
Medical Staff Matters................................................................................    3.24
Intellectual Property; Computer Software.............................................................    3.26
Compliance Program...................................................................................    3.28
Buyer Absence of Conflicts with Other Agreements, Etc................................................    4.2(c)
Allocation of Purchase Price.........................................................................    9.2

                            GLOSSARY OF DEFINED TERMS

DEFINED TERM                                                                                  SECTION
------------                                                                                  -------
Accessibility Laws......................................................................      3.11(d)
Accrued PTO.............................................................................      1.3(d)
Affiliate...............................................................................      12.18
Agreement...............................................................................      Introduction
Applications............................................................................      3.7
Assets..................................................................................      1.1
Asset Defect............................................................................      6.2
Assignment and Assumption Agreement.....................................................      2.2(c)
Assumed Liabilities.....................................................................      1.3
Balance Sheet Date......................................................................      3.4(a)
Benefit Plans...........................................................................      3.13
Business Associates.....................................................................      3.29
Buyer...................................................................................      Introduction
Buyer Entities..........................................................................      Recital G
Buyer Indemnified Parties...............................................................      11.2
CERCLA..................................................................................      3.15
Certificate of Need.....................................................................      3.7
Closing.................................................................................      2.1
Closing Balance Sheet...................................................................      1.6
Closing Date............................................................................      2.1
Closing Documents.......................................................................      3.30
Code....................................................................................      3.13
Compliance Program......................................................................      3.28
Contracts...............................................................................      1.1(i)
Control.................................................................................      12.18
Covered Entity..........................................................................      3.29
Defects.................................................................................      5.7(d)
EBITDA..................................................................................      1.5(c)
Environmental Laws......................................................................      3.15
ERISA...................................................................................      3.13
Excluded Assets.........................................................................      1.2
Excluded Liabilities....................................................................      1.4
Exemption Certificate...................................................................      3.7
Facilities..............................................................................      Recital E
Financial Statements....................................................................      3.4
GAAP....................................................................................      3.4
Government Entity.......................................................................      3.9
Government Patient Receivables..........................................................      1.2(f)
Government Patient Receivables Amount...................................................      1.1(f)
Guarantor...............................................................................      Introduction
Guarantors..............................................................................      Introduction
HIPAA...................................................................................      3.30
Indemnified Party.......................................................................      11.4
Indemnifying Party......................................................................      11.4

Intellectual Property...................................................................      3.26
Interim Statements......................................................................      5.5
JCAHO...................................................................................      3.8
Knowledge...............................................................................      12.19
Other Purchase Agreement................................................................      Recital H
Permitted Encumbrances..................................................................      3.11
Privacy Standards.......................................................................      3.29
Proposed Amendment......................................................................      9.11
Purchase Price..........................................................................      1.5
RCRA....................................................................................      3.15
Real Estate Taxes.......................................................................      12.29
Real Property...........................................................................      1.1(a)
Real Property Leases....................................................................      3.11(k)
Records.................................................................................      10.4
Restricted Area.........................................................................      9.1
Seller..................................................................................      Introduction
Sellers.................................................................................      Introduction
Seller Cost Reports.....................................................................      10.9
Seller Indemnified Parties..............................................................      11.1
Seller Representative...................................................................      1.5(c)
State Health Agency.....................................................................      3.6
Surveys.................................................................................      5.7(b)
Tax Excess..............................................................................      12.29
Tax Refund..............................................................................      12.29
TCS Standards...........................................................................      3.29
Threshold Amount........................................................................      11.3
Title Commitment........................................................................      5.7(a)
Title Company...........................................................................      5.7(a)
Title Evidence..........................................................................      5.7(d)
Title Policy............................................................................      5.7(a)
U.C.C. Searches.........................................................................      5.7(c)
WARN Act................................................................................      10.11
Working Capital.........................................................................      1.5(b)

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (the "AGREEMENT") is made and entered into as of February 23, 2004, by and among Brentwood Health Management of MS, LLC, a Mississippi limited liability company, Turner-Windham of Mississippi, LLC, a Louisiana limited liability company (each as a "SELLER" and collectively as "SELLERS"), and Psychiatric Solutions, Inc., a Delaware corporation ("BUYER").

                                    RECITALS

         A. Turner-Windham of Mississippi, Inc. owns all of the real property and certain of the personalty to be transferred to Buyer.

         B. Brentwood Health Management of MS, LLC is the operator of the hospital facility and employs substantially all of the employees at the facility.

         C. John S. Turner, Jr. and William C. Windham (through Brentwood Health Management, L.L.C., a Louisiana limited liability company), James M. Eidson, Jr., and Barry E. Hancock collectively own 100% of the membership interest of Brentwood Health Management of MS, LLC.

         D. John S. Turner, Jr. and William C. Windham (through Pine Creek Corporation, a Louisiana corporation), James M. Eidson, Jr., and Barry E. Hancock collectively own 100% of the membership interest of Turner-Windham of Mississippi, L.L.C.

         E. The Sellers directly and/or indirectly own and operate the hospital and the medical office building set forth on Exhibit A attached hereto (collectively, the "FACILITIES").

         F. Sellers desire to sell to Buyer and Buyer desires to purchase substantially all of the assets of Sellers (inclusive of the Facilities), their ancillary services and other licensed healthcare facilities (more fully set forth below as the Assets), on the terms and conditions set forth in this Agreement.

         G. Buyer intends to organize the wholly owned, direct or indirect subsidiaries listed on Exhibit B attached hereto (collectively, the "BUYER ENTITIES") to purchase the Facilities from the Sellers.

         H. Simultaneous herewith, Buyer and certain of Sellers and their Affiliates have entered into an asset purchase agreement for the purchase and sale of a hospital facility, medical office building, and certain other operations located in Shreveport, Louisiana (the "OTHER PURCHASE AGREEMENT").

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the premises and the agreements, covenants, representations, and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and confessed, the parties hereto agree as follows:

                                   ARTICLE 1
                               PURCHASE OF ASSETS

         1.1. ASSETS. Subject to the terms and conditions of this Agreement, as of the Closing (as defined in Section 2.1 hereof), Sellers agree to sell, convey, transfer and deliver to the Buyer Entities designated by Buyer, and Buyer agrees to cause the Buyer Entities to purchase, all of the assets owned or used by the Sellers in connection with the operation of the Facilities, other than the Excluded Assets (hereinafter defined), which included assets shall include, without limitation, the following (the "ASSETS"):


                  (a) fee simple and/or leasehold title to all real property described and designated as such on Schedule 1.1(a) hereto, together with all improvements, any construction in progress, any other buildings and fixtures thereon, and all rights, privileges, hereditaments and easements appurtenant thereto, including without limitation, all sewer and water discharge capacity, if any, allocated or reserved thereto and all development rights with respect thereto (collectively, the "REAL PROPERTY");

                  (b) all tangible personal property owned by the Sellers and used in connection with the operation of the Facilities, including, without limitation, all major, minor or other equipment, vehicles, furniture and furnishings, the current list and general location of which are set forth on Schedule 1.1(b) hereto;

                  (c) all supplies and inventory used in respect of the Facilities;

                  (d)      assumable deposits and prepaid expenses;

                  (e) all accounts receivable (other than receivables from governmental third-party payors which by law may not be assigned) arising from the rendering of services to patients at the Facilities, billed and unbilled, recorded or unrecorded, with collection agencies or otherwise, accrued and existing in respect of services prior to the Closing;

                  (f) the right to receive an amount equal to the value of all patient receivables collected related to Medicare, Medicaid and other third-party patient claims of the Sellers due from governmental third-party payors arising from the rendering of services to patients at the Facilities, billed and unbilled, recorded or unrecorded, with collection agencies or otherwise, accrued and existing in respect of services prior to the Closing which by law may not be assigned (excluding settlement accounts relating to Sections 1.2(c) and 1.4(e)), less any applicable overpayments, refunds, offsets, credit balances or other proper adjustments (the "GOVERNMENT PATIENT RECEIVABLES AMOUNT");

                  (g) all claims, causes of action, and judgments in favor of the Sellers relating to the Assets and, to the extent assignable by the Sellers, all warranties (express or implied) and rights and claims assertable by (but not against) the Sellers related to the Assets;

                  (h) all financial, patient, medical staff records and personnel records (as required for accreditation purposes) relating to the Facilities (including, without limitation, all equipment records, medical administrative libraries, medical records, documents, catalogs, books, records, files, operating manuals and current personnel records);

                  (i) all rights and interests of the Sellers in the contracts, commitments, leases and agreements listed on Schedule 1.1(i) hereto (collectively, the "CONTRACTS");

                  (j) all licenses, certificates of need (including Mississippi certificates of need #R-0076 and #R-87029), franchises, accreditations, registrations, and other permits, to the extent assignable, held by the Sellers relating to the Facilities (including, without limitation, any pending or approved governmental approvals);

                  (k) all names, trade names, trademarks and service marks (or variations thereof) associated with the Facilities, all goodwill associated therewith, and all applications and registrations associated therewith;

                  (l) all assets reflected on the Financial Statements (as defined in Section 3.4), and any additions thereto up through Closing less deletions therefrom of assets sold or consumed in the ordinary course of business;

                  (m) all goodwill associated with the Facilities and the Assets;

                  (n) to the extent assignable, all provider contracts (and numbers) between the Facilities and Medicare, Medicaid, TRICARE or other third party payors;

                  (o) all insurance proceeds arising in connection with property damage to the Assets occurring prior to the Closing Date, to the extent not expended on the repair or restoration of the Assets;

                  (p) all computers, data processing equipment and software, to the extent transferable, held or used directly in the business or operation of the Facilities;

                  (q) the assets owned by Affiliates of Sellers which are used directly in connection with the operation of the Facilities;

                  (r) all other property, other than the Excluded Assets, of every kind, character or description owned by Sellers or their Affiliates and used or held for use directly in the business of the Facilities or the Assets, whether or not reflected on the Financial Statements, wherever located and whether or not similar to the items specifically set forth above, and all other businesses and ventures owned by the Sellers in connection with the operations of the Facilities or the Assets; and

                  (s) the interests of the Sellers in all property of the foregoing types, arising or acquired in the ordinary course of the business of the Sellers in respect of the Facilities between the date hereof and the Closing Date.

                  (t) To the extent not received by Sellers prior to the Closing, the Sellers' right to the refund pending from the Mississippi Medicaid program in the approximate amount of $2,019,038.

The Sellers shall convey, subject to the limitations set forth in Section 2.2(a) and (b), good and marketable title to the Assets and all parts thereof to Buyer free and clear of all claims, assessments, security interests, liens, restrictions and encumbrances, other than the Permitted Encumbrances (hereinafter defined) and the Assumed Liabilities (hereinafter defined).

         1.2. EXCLUDED ASSETS. Those assets of the Sellers described below, together with any assets described on Schedule 1.2 hereto, shall be retained by the Sellers (collectively, the "EXCLUDED ASSETS") and shall not be conveyed to
Buyer:

                  (a)      cash and cash equivalents;

                  (b) board-designated, restricted and trustee-held or escrowed funds (such as funded depreciation, debt service reserves, working capital trust assets, and assets and investments restricted as to use) and accrued earnings thereon;

                  (c) all amounts payable to the Sellers in respect of third party payors pursuant to retrospective settlements (including, without limitation, pursuant to Medicare, Medicaid and TRICARE cost reports filed or to be filed by the Sellers for periods prior to Closing) and any tax refunds, rebates or payments payable to the Sellers;

                  (d) all of Sellers' records relating to the Excluded Assets and Excluded Liabilities (as defined below) to the extent that Buyer does not need the same post-Closing in connection with the ongoing activities of the Facilities, the Assets or the Assumed Liabilities (as defined below), as well as all records which by law the Sellers are required to maintain in their possession;

                  (e) any prepaid expenses related to the Excluded Assets and Excluded Liabilities (such as prepaid legal expenses or insurance premiums);

                  (f) all patient receivables related to Medicare, Medicaid and other third party patient claims of the Sellers due from governmental third party payors arising from the rendering of services to patients at the Facilities, billed and unbilled, recorded or unrecorded, accrued and existing in respect of services prior to the Closing which by law may not be assigned ("GOVERNMENT PATIENT RECEIVABLES");

                  (g) all supplies, drugs, food and other disposables and consumables disposed of by the Sellers in the ordinary course of business prior to Closing consistent with past practices of Sellers;

                  (h) all policies of casualty, liability or other insurance maintained by Sellers with regard to the Facilities and Assets and any refund of premium due therefrom; and

                  (i)      Mississippi certificates of need #R-0077 and #R-0134.

         1.3. ASSUMED LIABILITIES. In connection with the conveyance of the Assets to Buyer, Buyer agrees to assume, as of the Closing, the future payment and performance of the following liabilities (the "ASSUMED LIABILITIES") of the Seller Entities:

                  (a) All trade accounts payable and accrued expenses of Sellers in respect of the business of the Facilities existing as of the Balance Sheet Date (hereinafter defined) but only if and to the extent that the same are accrued or reserved for on the Balance Sheet Date and remain unpaid and undischarged on the Closing Date, and all trade accounts payable and accrued expenses of Sellers arising in the regular and ordinary course of the business of the Facilities between the Balance Sheet Date and the Closing Date, to the extent and that the same remain unpaid and undischarged on the Closing Date and are accrued or reserved for on the balance sheet as of the Closing Date and, with respect to Balance Sheet Date payables and expenses and those accrued subsequent thereto, as are included in the Working Capital (defined below) calculation set forth in Section 1.5 hereof, exclusive of prorations applicable to Sellers as set forth in Section 12.29;

                  (b) all obligations accruing after, and with respect to the period after, the Closing with respect to the Contracts, including the provider contracts (and numbers) between the Facilities and Medicare, Medicaid, TRICARE or other third party payors;

                  (c)      the capital lease obligations (if any) set forth on
         Schedule 1.3(c) hereto; and

                  (d) obligations and liabilities as of the Closing Date in respect of accrued but unused paid time off (the "ACCRUED PTO") of employees of the Sellers who are hired by Buyer as of the Closing Date, all as set forth in (a) above, and employee sick time obligations as set forth on Schedule 3.18.

         Buyer shall not be liable for (i) any claims (other than the stated Assumed Liabilities) arising from Sellers' assignment and Buyer's assumption of the Assumed Liabilities; (ii) uncured defaults in the performance of the Assumed Liabilities for periods prior to the Closing; (iii) unpaid amounts in respect of the Assumed Liabilities that are due as of the Closing (which are not reflected in Working Capital or on Schedule 3.18, as described in Section 1.3(d)) and/or
(iv) rights or remedies claimed by third parties under any of the Assumed Liabilities which broaden or vary the rights and remedies such third parties would have had against any of the Sellers if the sale and purchase of the Assets were not to occur.

         1.4. EXCLUDED LIABILITIES. Except for the Assumed Liabilities, Buyer and Buyer Entities shall not assume and under no circumstances shall Buyer or Buyer Entities be obligated to pay or assume, and none of the assets of Buyer or Buyer Entities shall be or become liable for or subject to any liability, indebtedness, commitment, or obligation of Sellers, or their respective Affiliates, whether known or unknown, fixed or contingent, recorded or unrecorded, currently existing or hereafter arising or otherwise (collectively, the "EXCLUDED LIABILITIES"), including, without limitation, the following Excluded
Liabilities:

                  (a) any debt, obligation, expense or liability that is not an Assumed Liability;

                 (b) claims or potential claims for medical malpractice or general liability relating to events asserted to have occurred prior to the Closing;

                  (c)      those claims and obligations (if any) specified in
         Schedule 1.4 hereto;

                  (d) any liabilities or obligations associated with or arising out of any of the Excluded Assets;

                  (e) liabilities and obligations of Sellers or their respective Affiliates or predecessors, regardless of when imposed, in respect of periods prior to the Closing Date arising under the terms of the Medicare, Medicaid, TRICARE, Blue Cross, or other third party payor programs (provided, however, that this clause (e) shall not apply to any and all Assumed Liabilities under Section 1.3(a) hereof);

                  (f) federal, state or local tax liabilities or obligations of Sellers or their respective Affiliates in respect of periods prior to the Closing including, without limitation, any income tax, any franchise tax, any tax recapture, any state and local recording fees and taxes (excluding those contemplated in Section 12.29) which may arise upon the consummation of the transactions contemplated herein (exclusive of any financing transactions engaged in by Buyer or its Affiliates, which shall be the obligation of Buyer), and any FICA, FUTA, workers' compensation, and any and all other taxes or amounts due and payable as a result of the exercise by the employees at the Facilities of any such employee's right to vacation, sick leave, and holiday benefits accrued while in the employ of the Sellers or their Affiliates (provided, however, that this clause (f) shall not apply to any and all taxes payable with respect to any employee benefits constituting Assumed Liabilities under Section 1.3(d) hereof);

                  (g) liability for any and all claims by or on behalf of employees or independent contractors of Sellers or their respective Affiliates relating to periods prior to the Closing including, without limitation, liability for any pension, profit sharing, deferred compensation, or any other employee health and welfare benefit plans, liability for any EEOC claim, ADA claim, FMLA claim, wage and hour claim, unemployment compensation claim, or workers' compensation claim, and any liabilities or obligations to former employees of Sellers or their respective Affiliates under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (provided, however, that this clause (g) shall not apply to any and all employee benefits constituting Assumed Liabilities under Section 1.3(d) hereof);

                  (h) any obligation or liability accruing, arising out of, or relating to any federal, state or local investigations of, or claims or actions against, Sellers or their respective Affiliates or predecessors or any of their employees with respect to acts or omissions prior to the Closing;

                  (i) any civil or criminal obligation or liability accruing, arising out of, or relating to any acts or omissions of Sellers, any of their respective Affiliates or predecessors or their directors, officers, employees and agents claimed to violate any constitutional provision, statute, ordinance or other law, rule, regulation, interpretation or order of any governmental entity;

                  (j) liabilities or obligations arising as a result of any breach by Sellers or their respective Affiliates or predecessors at any time of any contract or commitment that is not assumed by Buyer or Buyer Entities;

                  (k) liabilities or obligations arising out of any breach by Sellers or their respective Affiliates or predecessors of any Contract, or amounts due and payable, accruing or occurring prior to, or with respect to the period before, the Closing;

                  (l) any obligation or liability asserted under the federal Hill-Burton program or other restricted grant and loan programs with respect to the ownership or operation of the Facilities or the Assets prior to the Closing;

                  (m) any debt, obligation, expense, or liability of Sellers and their respective Affiliates or predecessors arising out of or incurred solely as a result of any transaction of Sellers or their respective Affiliates occurring after the Closing, or for any violation by Sellers or their respective Affiliates or predecessors of any law, regulation, or ordinance at any time (including, without limitation, those pertaining to fraud, environmental, healthcare regulatory and ERISA matters);

                  (n) all liabilities and obligations relating to an oral agreements, oral contracts or oral understandings with any referral sources including, but not limited to, physicians, unless reduced to writing and expressly assumed as part of the Contracts (Sellers expressly deny the existence of any such oral agreements, contract or understandings);

                  (o) any liability associated with Mississippi certificates of need #R-0077 and #R-0134; and

                  (p) any liability (other than any Assumed Liability) arising out of the act of assignment by Sellers at the Closing of any Contract.

         1.5. PURCHASE PRICE. The purchase price for the Assets shall consist of:

                  (a) FOURTEEN MILLION NINE HUNDRED SIXTY-ONE THOUSAND ONE HUNDRED NINETY-FOUR DOLLARS ($14,961,194) payable in cash at closing (subject to escrow allocation and subparagraph (b) below);

                  (b) the above consideration is subject to a dollar for dollar adjustment to the extent Working Capital (as defined below) exceeds or is less than $2,000,000 on a consolidated basis with the Facilities acquired under the Other Purchase Agreement. Buyer shall pay to Sellers an amount equal to the difference between the estimated Working Capital and $2,000,000 provided the estimated amount exceeds $2,000,000, and in the event the estimated Working capital is less than $2,000,000, the Buyer will reduce the Purchase Price paid at Closing between this Agreement and the Other Purchase Agreement as follows: each $1.00 of reduction - $0.25 applicable to this Agreement and $0.75 to the Other Purchase Agreement. "WORKING CAPITAL" is defined herein as Sellers' accounts receivable (inclusive of rights as set forth in Section 1.1(f)) plus inventories plus other current assets, transferred to Buyer or Buyer Entities, less accounts payable and accrued expenses, assumed by Buyer and/or Buyer Entities, all as set forth on the consolidated balance sheet of the Sellers and the Sellers under the Other Purchase Agreement as of the Closing Date;

                  (c) in addition, for each dollar of earnings before interest, taxes, depreciation and amortization, as calculated in accordance with generally accepted accounting principles and consistent with past practice ("EBITDA"), earned by the Facilities and the Facilities under the Other Purchase Agreement (collectively) on a consolidated basis for the year ended December 31, 2004 in excess of $4,500,000, Sellers shall earn an additional ten dollars ($10), up to maximum earnout consideration of $5,000,000. As an example, if the Facilities and the Facilities under the Other Purchase Agreement collectively generate 2004 EBITDA of $4,800,000, Sellers shall receive an additional payment of $3,000,000. Notwithstanding any provision herein or in the Other Purchase Agreement, the maximum aggregate earnout payments under this Agreement and the Other Purchase Agreement shall be $5,000,000. The parties hereto agree that EBIDA will be adjusted for prior year cost report settlements or prior year rate adjustments for services rendered prior to January 1, 2004, and to include expenses related to consulting agreements entered into as part of this Agreement. The parties hereto agree that Buyer's or its affiliate's (i) intracompany management fees charged to the Facilities;
         (ii) rent for the Real Estate; and (iii) executive office overhead, administrative and management salaries and expenses (exclusive of operating expenses set forth in the following sentence) allocated to the Facilities, shall not be deducted as expenses in determining the Facilities EBITDA. Operating costs which are incurred at Buyer's parent level for the benefit of the Facilities and allocated to the Facilities and other hospital facilities operated by Buyer or its affiliates and subsidiaries, may be charged as expenses of the Facilities insofar as the allocation is fair and equitable, consistent with past practices at the Facilities and in accordance with GAAP, and based upon a reasonable methodology which does not discriminate against the Facilities.

                  The calculation of 2004 EBITDA shall be prepared by Buyer and shall be presented to Sellers within 90 days of the end of the calendar year 2004. Sellers, acting through the seller representative William C. Windham (or his designee) (the "SELLER REPRESENTATIVE"), will have thirty (30) calendar days to accept or protest the calculation of 2004 EBITDA. If the Seller Representative, on behalf of the Sellers, protests the calculation, the parties hereto shall use their good faith efforts to seek to resolve such protest within 30 calendar days. Upon agreement, if Sellers are entitled to all or a portion of the earnout consideration pursuant to subparagraph (c) above, Buyer will make payment pursuant to subparagraph (c) above within five (5) business days of receipt of written acknowledgement of the calculation by the Seller Representative. If the parties do not agree upon a calculation of 2004 EBITDA following the 30 day period, the parties shall mutually select an accounting firm of national recognition, which shall not be the accounting firm of record for Buyer or Sellers (or their respective affiliates), which shall calculate the 2004 EBITDA and such calculation shall be binding on all parties hereto. By way of example only, the parties hereto agree with the 2003 EBITDA methodology and calculation as set forth on Schedule 1.5(c).

Collectively, the net payments of (a), (b) and (c) above shall constitute the "PURCHASE PRICE". Buyer shall pay the Purchase Price (with respect to subparagraph (a) and subparagraph (b) (subject to the post closing adjustment provided for in Section 1.6 hereof) to Sellers at the Closing by wire transfer of immediately available funds to an account designated by Sellers. The Buyer or Sellers shall make such payment adjustment as contemplated in subparagraph (b) above in accordance with Section 1.6 (which adjustment shall increase the Purchase Price if paid by Buyer and shall reduce the Purchase Price if paid by Sellers). The Buyer will pay the Purchase Price with respect to subparagraph
(c), as applicable, to Sellers by wire transfer of immediately available funds to an account designated by Sellers at such time as set forth in subparagraph
(c).

         At the Closing, $550,000 of the Purchase Price shall be paid by wire transfer into escrow at AmSouth Bank, N.A., pursuant to the terms of the Escrow Agreement in substantially the form set forth as Exhibit C hereto (subject to review and comment by the Escrow Agent).

         1.6. CALCULATION OF WORKING CAPITAL. Not less than seven (7) days prior to Closing, Sellers shall prepare and provide to Buyer a certificate setting forth an estimate of the anticipated Closing Date Working Capital. Buyer shall have five (5) days to review and confirm the basis for Sellers' estimated Closing Date Working Capital. Sellers' calculation of the estimated Closing Date Working Capital shall be made in good faith and in a manner consistent with the calculation of Working Capital as of December 31, 2003 attached hereto as
Schedule 1.6.

         Not later than sixty (60) days after the Closing Date, Sellers shall cause to be prepared the consolidated balance sheet of Sellers as of the Closing Date (such balance sheet being referred to as the "CLOSING BALANCE SHEET"), in accordance with generally accepted accounting principles consistently applied by Sellers in accordance with past practice for the financial statements described in Section 3.4 hereof. Such Closing Balance Sheet shall specifically identify any assets reflected thereon which are not included in the Assets and all liabilities reflected thereon which are not assumed by Buyer hereunder.

         Sellers shall cause an independent public accounting firm selected by Sellers (with the consent of Buyer, such consent not to be unreasonably withheld), to review such Closing Balance Sheet and to issue, as soon as practicable but in any event not later than sixty (60) days after the Closing Date, an agreed procedures report to Sellers and Buyer as to the calculation of Working Capital transferred to Buyer or the Buyer Entities; provided that such accounting firm's report will not require the audit of Sellers' accounts for such purpose. Sellers will permit Buyer and/or Buyer's auditor (or other accounting firm as designated by the Buyer) at the earliest practicable date to review the certificate, including all work papers, schedules and calculations related thereto, prior to the issuance thereof.

         Any dispute which may arise between Sellers and Buyer as to the Working Capital calculation shall be resolved in the following manner:

                  (a) Buyer, if it disputes the calculation of Working Capital, shall notify Sellers in writing within thirty (30) days after the issuance of the certificate pursuant hereto that Buyer disputes the calculation of Working Capital, and such notice shall specify in reasonable detail the nature of the dispute;

                  (b) during the 30-day period following the date of such written notice for Buyer, Sellers and Buyer shall attempt in good faith to resolve such dispute; and

                  (c) if, at the end of the 30-day period specified in subsection (b) above, Sellers and Buyer shall have failed to reach an agreement with respect to such dispute, the matter shall be referred to PricewaterhouseCoopers, independent certified public accountants, which shall act as an expert and shall issue its certificate as to the calculation of Working Capital within sixty (60) days after such dispute is referred thereto. Each of the parties hereto shall bear all costs and expenses incurred by it in connection with such third party review, except that the fees and expenses of PricewaterhouseCoopers hereunder shall be borne equally by Sellers and Buyer. This provision shall be specifically enforceable by the parties, the decision of PricewaterhouseCoopers in accordance with the provisions hereof shall be final and binding and there shall be no right to appeal therefrom.

Upon agreement (or calculation as set forth in subparagraph (c) above) as to the Closing Date Working Capital: (i) to the extent the Closing Date Working Capital exceeded the estimated Closing Date Working Capital, Buyer shall promptly pay (within five (5) days) to Seller's account such additional amount and (ii) to the extent the Closing Date Working Capital is less than the estimated Closing Date Working Capital, Seller shall promptly pay (within five (5) days) to Buyer such amount equal to the difference between the Closing Date Working Capital and the estimated Closing Date Working Capital.

                                   ARTICLE 2.
                                     CLOSING

         2.1. CLOSING. Subject to the satisfaction or waiver by the appropriate party of all of the conditions precedent to Closing specified in Articles 7 and 8 hereof, the consummation of the transactions contemplated by and described in this Agreement (the "CLOSING") shall take place at the offices of Davidson, Jones & Summers, Suite 800, 509 Market Street, Shreveport, Louisiana, at 10:00 a.m. local time, on or before March 1, 2004, or on such other date or at such other location as the parties may mutually designate in writing (the date of consummation is referred to herein as the "CLOSING DATE"). Closing shall be effective as set forth in Section 12.21.

         2.2. ACTIONS OF SELLERS AT CLOSING. At the Closing and unless otherwise waived in writing by Buyer, Sellers shall deliver to Buyer the following:

                  (a) Deeds containing special warranty of title, fully executed by appropriate Sellers in recordable form, conveying to Buyer good and marketable fee title to the Real Property described in
         Schedule 1.1(a), and/or Assignments, fully executed by Sellers or one of its Affiliates in recordable form, assigning to Buyer good and valid leasehold title to any Real Property which is a leasehold estate, subject in each instance only to the Permitted Encumbrances;

                  (b) A General Assignment, Conveyance and Bill of Sale, containing special warranty of title, fully executed by each Seller, conveying to Buyer good and marketable title to all tangible assets which are a part of the Assets and valid title to all intangible assets which are a part of the Assets, free and clear of all liabilities, claims, liens, security interests and restrictions other than the Assumed Liabilities;

                  (c) An Assignment and Assumption Agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT"), fully executed by each Seller, conveying to Buyer such Seller's interest in the Contracts;

                  (d) Copies of resolutions duly adopted by the Board of Directors and/or member(s) and shareholders of each of the Sellers, authorizing and approving their respective performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and of full force as of the Closing, by the appropriate officers of each Seller;

                  (e) Certificates of the President or Managing Member of each Seller, certifying that each covenant and agreement of such Seller, respectively, to be performed prior to or as of the Closing pursuant to this Agreement has been performed and each representation and warranty of each Seller is true and correct, as if made on and as of the Closing;

                  (f) Certificates of incumbency for the respective officers of each Seller executing this Agreement and any other agreements or instruments contemplated herein or making certifications for the Closing dated as of the Closing Date;

                  (g) Certificates of existence and good standing of each Seller from the state in which it is incorporated, dated the most recent practical date prior to the Closing;

                  (h)      The opinion of counsel to Sellers as provided by
         Section 7.7 hereof;

                  (i) All original Contracts, all Certificates of Title and other documents evidencing an ownership interest conveyed as part of the Assets;

                  (j) The duly executed guaranty agreement by one or more Sellers or designees as set forth in Section 9.10 hereof on such terms and conditions as substantially set forth in the form of guaranty agreement attached hereto as Exhibit H; and

                  (k) Such other instruments and documents as Buyer reasonably deems necessary to effect the transactions contemplated hereby.

         2.3. ACTIONS OF BUYER AT CLOSING. At the Closing and unless otherwise waived in writing by Sellers, Buyer shall deliver to Sellers the following:

                  (a) An amount equal to the Purchase Price contemplated by subparagraphs (a) and (b) (prior to the post closing adjustment) of
         Section 1.5 hereof in immediately available funds;

                  (b) The Assignment and Assumption Agreement, fully executed by Buyer or Buyer Entities, pursuant to which Buyer or one or more Buyer Entities shall assume the future performance of the Contracts as to the period after Closing, as herein provided;

                  (c) Copies of resolutions duly adopted by the Board of Directors of Buyer authorizing and approving its performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and in full force as of the Closing, by the appropriate officers of Buyer;

                  (d) Certificates of the President or a Vice President of Buyer, certifying that each covenant and agreement of Buyer to be performed prior to or as of the Closing pursuant to this Agreement has been performed and each representation and warranty of Buyer is true and correct, as if made on and as of the Closing;

                  (e) Certificates of incumbency for the respective officers of Buyer executing this Agreement or making certifications for the Closing dated as of the Closing Date;

                  (f) Certificate of existence and good standing of Buyer from the state in which it is incorporated, dated the most recent practical date prior to Closing;

                  (g)      The opinion of counsel to Buyer as provided by
         Section 8.5 hereof;

                  (h) The duly executed guaranty agreement by Buyer (or a Buyer entity) in substantially the form of Exhibit H; and

                  (i) Such other instruments and documents as Sellers reasonably deem necessary to effect the transactions contemplated hereby.

                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         As of the date hereof, and, subject to such qualifications and exceptions as set forth in the Schedules (which have been updated in accordance with the provisions of Section 12.1 hereof, as of the Closing Date), Sellers represent and warrant to Buyer the following:

         3.1. EXISTENCE AND CAPACITY. Each Seller is a limited liability company or corporation, duly organized and validly existing in good standing under the laws of its state of organization. Each of Sellers has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. Each Seller has the requisite power and authority to conduct its business as it is now being conducted.

         3.2. POWERS; GOVERNMENTAL CONSENTS; ABSENCE OF CONFLICTS WITH OTHER AGREEMENTS, ETC. The execution, delivery, and performance of this Agreement by Sellers and all other agreements referenced herein, or ancillary hereto, to which Sellers are a party, and the consummation by the Sellers of the transactions contemplated by this Agreement and the documents described herein, as applicable:

                  (a) are within its limited liability company or corporate powers, respectively, subject to compliance with Section 5.4 are not in contravention of law or of the terms of its organizational documents, and have been duly authorized by all appropriate limited liability company or corporate action;

                  (b) except as provided in Section 5.4 below or as set forth on Schedule 3.2, do not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of this Agreement which is required by law or the regulations of any such agency or authority;

                  (c) except as set forth on Schedule 3.2, will neither violate, nor result in any breach of, or the creation of any material lien, charge, or encumbrance under, any indenture, agreement, lease, instrument or understanding to which it is a party or by which it is bound;

                  (d) subject to compliance with Section 5.4, will not violate any statute, law, rule, or regulation of any governmental authority to which it or the Assets may be subject; and

                  (e) will not violate any judgment, decree, writ or injunction of any court or governmental authority to which it or the Assets may be subject.

         3.3. BINDING AGREEMENT. This Agreement and all agreements to which Sellers or any of their Affiliates will become a party pursuant hereto are and will constitute the valid and legally binding obligations of such party and are and will be enforceable against it in accordance with the respective terms hereof or thereof, except insofar as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally and general principles of equity.

         3.4. FINANCIAL STATEMENTS. Sellers delivered to Buyer copies of the following consolidated financial statements of or pertaining to the Facilities ("FINANCIAL STATEMENTS"), which Financial Statements are maintained on an accrual basis, and copies of which are attached hereto as Schedule 3.4:

                  (a) Unaudited Consolidated Balance Sheet dated as of December 31, 2003 (the "BALANCE SHEET DATE");

                  (b) Unaudited Consolidated Income Statement for the 12 months ended on the Balance Sheet Date; and

                  (c) Unaudited Consolidated Balance Sheets and Income Statements for the fiscal years ended December 31, 2002 and 2001.

Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated ("GAAP"), except as set forth in Schedule 3.4 and the absence (or lack of GAAP compliance) of footnotes to such statements. Such Balance Sheets present fairly in all material respects the financial condition of the Facilities as of the dates indicated thereon, and such Income Statements present fairly in all material respects the results of operations of the Facilities for the periods indicated thereon. Except for (i) liabilities that are disclosed in this Agreement, agreements entered into in connection herewith and Schedules and Exhibits hereto and thereto, and (ii) liabilities that were incurred after the Balance Sheet Date in the ordinary course of business, as of the date hereof, there are no liabilities of the Sellers or their Affiliates relating to the Facilities or the other Assets and Assumed Liabilities required in accordance with GAAP to be disclosed on the Financial Statements, except as set forth in the Financial Statements or, as otherwise specified on Schedule 3.4.

         3.5.     CERTAIN POST-BALANCE SHEET RESULTS. Except as set forth in
Schedule 3.5 hereto, since the Balance Sheet Date there has not been any:

                  (a) damage, destruction, or loss in excess of $25,000 (whether or not covered by insurance) affecting the Facilities or the Assets;

                  (b) material adverse changes in the condition, financial or otherwise, of the Assets, the business of, or in the results of operations of, the Facilities;

                  (c) threatened employee strike, work stoppage, or labor dispute pertaining to the Facilities;

                  (d) sale, assignment, transfer, or disposition of any item of property, plant or equipment included in the Assets having a book value in excess of $5,000 (other than supplies), except in the ordinary course of business consistent with past practices of Sellers;

                  (e) increases in the compensation payable to any employees of the Facilities or any increase in, or institution of, any bonus, insurance, pension, profit-sharing or other employee benefit plan, remuneration or arrangements made to, for or with such employees (other than in the ordinary course of business consistent with Sellers' past practices);

                  (f) dividends, distributions or extraordinary payments by any Seller;

                  (g) changes in the composition of the medical staff of the Facilities, other than normal turnover occurring in the ordinary course of business consistent with Sellers' past practices;

                  (h) changes in the rates charged by the Facilities for their services, other than those made in the ordinary course of business consistent with Sellers' past practices;

                  (i) material adjustments or write-offs of accounts receivable or reductions in reserves for accounts receivable outside the ordinary course of business consistent with Sellers' past practices;

                  (j) changes in the accounting methods or practices employed by Sellers or changes in depreciation or amortization policies;

                  (k) transaction pertaining to the Facilities by any Seller outside the ordinary course of business consistent with each Seller's past practices; or

                  (l) institution or settlements of any litigation, investigation, audit, inquiry, action or proceeding before or involving any court or governmental body relating to any of the Sellers, their business or the Assets.

         3.6. LICENSES. The Facilities are duly licensed as required pursuant to the applicable laws of the state in which it is located with each such license set forth on Schedule 3.6. The ancillary departments located at the Facilities or operated for the benefit of the Facilities which are required to be specially licensed are duly licensed by the appropriate state agency (the "STATE HEALTH AGENCY"). The Sellers have all other licenses, registrations, permits, and approvals which are needed or required by law to operate the business related to or affecting the Facilities or any ancillary services related thereto. Sellers have delivered to Buyer an accurate list and summary description (Schedule 3.6) of all such licenses, registrations and permits held by the Sellers relating to the ownership, development, or operation of the Facilities or the Assets, all of which are now and as of the Closing shall be in good standing.

         3.7. CERTIFICATES OF NEED. Except as set forth on Schedule 3.7 hereto, no application for any Certificate of Need, Exemption Certificate (each as defined below) or declaratory ruling has been made by any Seller with the State Health Agency or other applicable agency which is currently pending or open before such agency, and no such application (collectively, the "APPLICATIONS") filed by any Seller within the past three (3) years has been ultimately denied by any commission, board or agency or withdrawn by any Seller. Except as set forth on Schedule 3.7 hereto, no Seller has prepared, filed, supported or presented opposition to any Applications filed by another hospital or health agency within the past three (3) years. Except as set forth on
Schedule 3.7 hereto, no Seller has any Applications pending or any approved Applications which relate to projects not yet completed. Each Seller has properly filed all required Applications which are complete and correct in all material respects with respect to any and all material improvements, projects, changes in services, zoning requirements, construction and equipment purchases, and other changes for which approval is required under any applicable federal or state law, rule or regulation. As used herein, "CERTIFICATE OF NEED" means a written statement issued by the State Health Agency evidencing community need for a new, converted, expanded or otherwise significantly modified health care facility, health service or hospice, and "EXEMPTION CERTIFICATE" means a written statement from the State Health Agency stating that a health care project is not subject to the Certificate of Need requirements under applicable state law.

         3.8. MEDICARE PARTICIPATION; ACCREDITATION. Each Facility participating in the Medicare Program, one or more Medicaid programs or the TRICARE program is set forth on Schedule 3.8. Each such Facility has a current and valid provider contract with the programs as set forth on Schedule 3.8, and is in compliance with the conditions of participation in such programs, if applicable, and has received all approvals or qualifications necessary for capital reimbursement for the Facilities. Each Facility is duly accredited, with no contingencies (except as set forth on Schedule 3.8), by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") for the three (3) year period set forth on Schedule 3.8. A copy of the most recent accreditation letter from the JCAHO pertaining to each Facility has been made available to Buyer. All billing practices of the Sellers with respect to the Facilities to all third party payors, including the Medicare, Medicaid and TRICARE programs and private insurance and managed care companies, have been in compliance with all applicable laws, regulations and policies of such third party payors and the Medicare, Medicaid and TRICARE programs and none of the Sellers nor the Facilities have billed or received any payment or reimbursement in excess of amounts allowed by law. No Seller nor any of their respective officers, directors, managing employees, or controlling members are excluded from participation in the Medicare, Medicaid or TRICARE programs, nor, to the knowledge of Sellers, is any such exclusion threatened. Except as set forth on
Schedule 3.8, no Seller has received any written notice from any of the Medicare, Medicaid or TRICARE programs, or any other third party payor programs of any pending or threatened investigations or surveys.

         3.9. REGULATORY COMPLIANCE. Except as set forth on Schedule 3.9 hereto, the Facilities are in compliance in all material respects with all applicable statutes, rules, regulations, and requirements of the Government Entities having jurisdiction over the Facilities and the operations of the Facilities or their related ancillary services. As used herein, "GOVERNMENT ENTITY" means any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local. Except as set forth on Schedule 3.9, the Sellers have timely filed all reports, data, and other information required to be filed with the Government Entities. None of the Sellers nor any of their officers, members, directors, agents or employees, has committed a violation of federal or state laws regulating health care fraud, including but not limited to the federal Anti-Kickback Law, 42 U.S.C. 1320a-7b; the Stark I and II Laws, 42 U.S.C. 1395nn, as amended, and their associated regulations; and the False Claims Act, 31 U.S.C. 3729, et seq.

         3.10. EQUIPMENT. Sellers have delivered to Buyer an accurate and complete depreciation schedule as of the Balance Sheet Date (Schedule 3.10) which takes into consideration all the material equipment associated with, or constituting any part of, the Facilities and the Assets. Since the Balance Sheet Date, no Seller has sold or otherwise disposed of any item of equipment having a value in excess of $500 associated with, or constituting any part of, the Facilities or the Assets.

         3.11. REAL PROPERTY. Turner-Windham of Mississippi, LLC owns good, marketable, and insurable fee simple title, as the case may be, to the Real Property, together with all buildings, improvements, and component parts thereon and all appurtenances and rights thereto. The Real Property will be conveyed to Buyer free and clear of any and all liens, encumbrances or other restrictions except those more particularly described in Schedule 1.1(a) hereto, usual and customary utility and street easements or rights of way which do not materially interfere with the use and enjoyment of the Real Property by Sellers, and such other matters as may be approved by Buyer (the "PERMITTED ENCUMBRANCES"). With respect to the Real Property:

                  (a) No Seller has received notice from any Governmental Entity of a violation of any applicable ordinance or other law, order or regulation, and no Seller has received notice of any condemnation, lien, assessment, or the like relating to any part of the Real Property or the operation thereof;

                  (b) To the Knowledge of Sellers, the Real Property and its operation are in compliance with all applicable zoning, land use, public health, fire safety, building code or other similar laws, ordinances and regulations applicable thereto or to the ownership or operation thereof. The consummation of the transactions contemplated herein will not result in a violation of any applicable zoning ordinance or the termination of any applicable zoning variance, conditional use permit or waiver now existing, and the buildings and improvements constituting the Real Property comply in all material respects with all public health, fire safety or building codes and regulations;

                  (c) To the Knowledge of Sellers, the Real Property is subject to no easements, restrictions, ordinances, or such other limitations on title so as to make such property unusable for its current use or the title uninsurable or unmarketable or which restrict or impair the use, marketability or insurability of the Real Property;

                  (d) All of the Real Property is in compliance in all material respects with the applicable provisions of the Rehabilitation Act of 1973, Title III of the Americans with Disabilities Act, and the provisions of any comparable state statute relative to accessibility (these laws are referred to, collectively, as the "ACCESSIBILITY LAWS"), and there is no pending or noticed, or to the knowledge of any Seller, threatened litigation, administrative action or complaint (whether from state, federal or local government or from any other person, group or entity) relating to compliance of any of the Real Property with the Accessibility Laws;

                  (e) Except for patients, there are no tenants or other persons or entities occupying any space in the Real Property, other than pursuant to tenant leases described in Schedule 1.1(a) or (i) or listed as an Excluded Asset/Excluded Liability or, to the knowledge of any Seller, claiming any possession, adverse or not, to or other interest in any portion of the Real Property;

                  (f) None of the Sellers have received, during the past five (5) years, any written notice from any Governmental Entity of, and, to the knowledge of any Seller, no part of the Real Property is subject to, any existing, proposed or contemplated plans to modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would result in the taking of all or any part of the Real Property or that would adversely affect the current use of any part of the Real Property. There are no existing or to any Seller's knowledge contemplated public improvements which may result in special assessments against the Real Property;

                  (g) Except as set forth on Schedule 3.11(g), final permanent and unconditional certificates of occupancy and/or use have been duly issued by the applicable governmental authority having jurisdiction for all buildings located on the Real Property;

                  (h) All utilities serving the Real Property are installed and operating, and shall at Closing be adequate to operate the Real Property in the manner it is currently operated. Any tap fees, hook-up fees or other associated charges accrued to date have been fully paid with respect to all potable and industrial water and all gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Facilities and the Assets;

                  (i) To the Knowledge of Sellers, no portion of the Real Property constitutes wetlands, no portion lies within any designated flood plain area except as indicated on the Survey for such Real Property, and no portion of the Real Property has been or is used as a cemetery, burial ground or other site for the interment, burial or location of the remains of any deceased person or persons;

                  (j) To the Knowledge of Sellers, there are no outstanding options to purchase, rights of first offer, rights of first refusal or any similar rights to purchase any parcel of the Real Property, or any portion thereof or interest therein that have been granted or created by any Seller;

                  (k) Schedules 1.1(a), 1.1(i), 1.2 and 1.4 collectively set forth an accurate and complete list of all of the leases of the Real Property pursuant to which a Seller is lessee or lessor (the "REAL PROPERTY LEASES"). Sellers have provided the Buyer accurate and complete copies of all Real Property Leases. Except as set forth in
         Schedule 1.1(i), no Seller is a lessee from a non-affiliated third party of any real property used in, or necessary or intended for the operation of the Facilities or the Assets to be transferred to Buyer; and

                  (l) Any division of the Real Property by Sellers has been done in full compliance with all subdivision and zoning or other land use laws, regulations, ordinances or requirements. The consummation of the Closing, the sale of the Real Property, and the transactions contemplated by this Agreement (i) do not require the filing of any subdivision plats, and (ii) will not cause any portion of the Real Property to be in violation of any applicable subdivision, zoning, historic district, fire safety and other land use laws, regulations, ordinances and requirements. If the conveyances of the Real Property contemplated by this transaction require the approval and filing of any subdivision plats or taking of any other actions under any such land use laws, ordinances, regulations or requirements, Sellers will obtain all such approvals, make such filings or take all such actions as may be necessary or required thereunder in order to permit or allow the conveyance of the Real Property contemplated by this transaction to be accomplished; and

                  (m) Except as set forth in Schedule 1.1(a) or (i): (1) no Seller has received any notice of any default, offset, counterclaim or defense under any of the Real Property Leases; (2) to the knowledge of the Sellers, the lessors named in the respective Real Property Leases are the fee owners of the Real Property leased thereunder; (3) except as set forth in each Real Property Lease, none of the Real Property Leases under which a Seller is the lessor is subject to any option to renew, options to purchase, rights of first refusal, rights of first offer or any similar rights; (4) as to any of the Real Property Leases under which a Seller is the lessor, no tenant is entitled to any rebate, concession or free rent, other than as set forth in the lease or contract with such tenant; no commitments have been made to any tenant for repairs or improvements other than for normal repairs and maintenance in the future; and no rents due under any leases with tenants have been assigned or hypothecated to, or encumbered by, any person; and (5) no Seller is in material breach or default under any Real Property Lease.

         3.12. TITLE. As of the Closing, the Sellers shall own and hold good, valid and marketable title to all of the Assets, and at the Closing the Sellers will assign and convey to Buyer good, valid and marketable title to all of the Assets, or any part thereof, subject to no mortgage, lien, pledge, security interest, conditional sales agreement, right of first refusal, option, restriction, liability, encumbrance, or charge other than the Permitted Encumbrances or the Assumed Liabilities.

         3.13. EMPLOYEE BENEFIT PLANS. Except as set forth on Schedule 3.13 hereto, the Sellers do not presently maintain or contribute to, nor have the Sellers maintained or contributed to within the last three (3) years, any pension, profit sharing, deferred compensation, bonus, fringe benefit, stock option, severance, layoff, life insurance, disability, vacation, holiday, or other employee pension or health or welfare benefit plan or arrangement. All employee pension benefit plans and employee health or welfare benefits plans maintained or contributed to by the Sellers (collectively "BENEFIT PLANS") have been administered in compliance in all material respects with all applicable laws including, without limitation, the applicable provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). To the Knowledge of Sellers, there are no "accumulated funding deficiencies" within the meaning of the Code. To the Knowledge of Sellers, no reportable events (within the meaning of ERISA) or prohibited transactions (within the meaning of the Code and ERISA) have occurred. There are no pending or, to the knowledge of Sellers, threatened claims by or on behalf of the Benefit Plans or by any employee of the Sellers alleging a breach or breaches of fiduciary duties or violations of other applicable state or federal law which could result in material liability on the part of either of the Sellers or the Benefit Plans under any law. Except as set forth on Schedule 3.13 hereto, during the past three (3) years all material returns, reports, disclosure statements, and premium payments required to be made under the Code or ERISA with respect to the Benefit Plans have been timely filed or delivered. Except as described in Schedule 3.13 hereto, the Benefit Plans have not been audited or, to the knowledge of Sellers, investigated by the Internal Revenue Service, the Department of Labor or the Pension Benefit

Guaranty Corporation within the last three (3) years, and, to the knowledge of Sellers, there are no outstanding issues with reference to the Benefit Plans pending before any governmental agency.

         3.14. LITIGATION OR PROCEEDINGS. Sellers have delivered to Buyer an accurate list and summary description (Schedule 3.14) of all current litigation or proceedings with respect to the Facilities and the Assets. Sellers are not in default under any law or regulation material to the operation of the Facilities or the Assets, or under any order of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except to the extent set forth on Schedule 3.14, there are no claims, actions, suits, proceedings, or investigations pending, or to the knowledge of any Seller, threatened against or related to the Sellers, the Facilities or the Assets, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality wherever located.

         3.15. ENVIRONMENTAL LAWS. Except as set forth on Schedule 3.15 hereto, (i) no Seller has received any notice of any claim or potential claim relating the presence of any Hazardous Materials (as defined below) or pursuant to any Environmental Laws (as defined below), and (ii) no Seller is in violation of any federal, state or local statutes, regulations, laws or orders pertaining to human health, safety or the environment ("ENVIRONMENTAL LAWS"), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA") and any other federal, state or local staute, regulation, law or order pertaining to the handling of Hazardous Materials (as defined below). Sellers are in possession of all material permits, licenses, registrations, identification numbers and other governmental authorizations required under applicable Environmental Laws ("ENVIRONMENTAL PERMITS"), and all such Environmental Permits are current and Sellers are in material compliance with all terms and conditions therein. No "HAZARDOUS MATERIALS" (which for purposes of this Section 3.15 shall mean and include polychlorinated biphenyls, asbestos, petroleum or any constituent thereof, radioactive materials, medical or infectious wastes, mold, mildew or fungus, and any substances, constituents, pollutants, contaminants, wastes, or other materials which are included under or regulated by any Environmental Laws) have been, and through the Closing Date will be, manufactured, stored, generated, handled, or otherwise are present at the Facilities or on the Real Property in violation of any applicable Environmental Law or in a manner that creates a potential adverse effect upon human health. None of the Sellers, nor to any Seller's knowledge, any prior owners, operators or occupants of the Real Property, have allowed the discharge or Release (as defined under CERCLA) of any Hazardous Materials on, under, in or from the Real Property or at the Facilities, and the Sellers, and to the knowledge of the Sellers any prior owners, operators or occupants of the Real Property, have complied in all material respects with all applicable Environmental Laws. Except as set forth on Schedule 3.15 hereto, (i) none of the Sellers nor their Affiliates has received any written notice, or to Sellers' knowledge other notice, that alleges that any Seller, the Facilities or any other Asset transferred to Buyer, is not or was not in material compliance with all applicable Environmental Laws; (ii) none of the Real Property, nor Sellers, their Affiliates, nor, to Sellers' knowledge, any present owner or operator of the Real Property is subject to any pending or threatened investigation or inquiry by any governmental authority, or any remedial or removal obligations under any applicable Environmental Laws nor, to Sellers' knowledge, is there any basis for any such investigation, inquiry or obligation; and (iii) to Sellers' knowledge, no material amount of work, repairs, remedy, construction or capital expenditures are required by any Environmental Laws with respect to the Real Property or the Facilities in order for the continued lawful use of the Real Property or the Facilities as they are currently being used. Sellers shall immediately notify Buyer should Sellers become aware prior to Closing of any lien, notice, litigation, or threat of litigation relating to any alleged Release of any Hazardous Materials with respect to any part of the Real Property or the Facilities. Except as set forth on Schedule 3.15 hereto, to the knowledge of Sellers, the improvements on the Real Property do not contain friable asbestos in any form. Without in any way limiting the generality of the foregoing and, except as set forth on Schedule 3.15 hereto, (i) all current or former underground storage tanks of which any Seller has knowledge and the capacity, uses, dates of installation and contents of such tanks (if known to a Seller) located on, in or under the Real Property are identified in Schedule 3.15; (ii) the Sellers have not placed, and to Sellers' knowledge, no other person has placed, collection dumps, pits, and disposal facilities or surface impoundments for the disposal of Hazardous Substances (as defined under CERCLA) on, in or under the Real Property except as identified in Schedule 3.15; (iii) all underground storage tanks currently operated by a Seller are in compliance in all material respects with the Environmental Laws; have passed tightness tests in accordance with law within the last twelve (12) months; (iv) each Seller is in material compliance with all OSHA requirements respecting friable asbestos or Hazardous Materials; and (v) to each Seller's knowledge, (A) no petroleum hydrocarbons have migrated on or below the surface of any of the Real Property,
(B) the Real Property and Facilities are free of dangerous levels of naturally-emitted radon, and (C) no portion of the Real Property has ever been used as a landfill, garbage or refuse dump site, waste disposal facility, transfer station or other type of facility for the processing, treatment or disposal of waste materials.

         3.16. HILL-BURTON AND OTHER LIENS. The transactions contemplated hereby and the sale of the Facilities and the Assets to Buyer and Buyer Entities will not result in any obligation of Buyer, Buyer Entities or any of their respective Affiliates to repay any loans, grants or loan guarantees pursuant to the Hill-Burton Act program, the Health Professions Educational Assistance Act, the Nurse Training Act, the National Health Planning and Resources Development Act, and the Community Mental Health Centers Act, as amended, or similar laws or acts relating to healthcare facilities, nor subject Buyer, Buyer Entities or any of their respective Affiliates or the Assets to any lien, restriction or obligation, including any requirement to provide uncompensated care.

         3.17. TAXES. Each of the Sellers and their Affiliates have filed all federal, state and local tax returns required to be filed by them (all of which are true and correct in all material respects) or have obtained valid extensions of the time for filing same and have duly paid or made provision for the payment of all taxes (including any interest or penalties and amounts due state unemployment authorities) which are due and payable to the appropriate tax authorities, except for amounts for which a Seller in good faith has a dispute and for which adequate reserves are reflected on the Balance Sheet. The Sellers and their Affiliates have withheld and paid to governmental entities proper and accurate amounts from their independent contractors and employees in compliance with all withholding and similar provisions of the Code, including (but not limited to) employee withholding and social security taxes, and any and all other applicable laws. No deficiencies for any of such taxes have been asserted, or to Sellers' knowledge threatened, and no audit on any such returns is currently under way or to Sellers' knowledge threatened. Except as set forth on Schedule 3.17, there are no outstanding agreements by any Seller for the extension of time for the assessment of any such taxes. The Sellers and their Affiliates have not taken and will not take any action in respect of any federal, state or local taxes (including, without limitation, any withholdings required to be made in respect of employees) which, to their knowledge, would have a material adverse effect upon the Facilities or the Assets as of or subsequent to Closing. There are no tax liens on any of the Assets and, to the knowledge of Sellers, no basis exists for the imposition of any such liens. The Sellers have not assumed the tax liability of any person under contract.

         3.18. EMPLOYEE RELATIONS. Schedule 3.18 contains a list of all of the employees of the Sellers at the Facilities, their current salary or wage rates, bonus and other compensation for 2003, Accrued PTO and sick days, period of service, department and job title, and whether such employees are part-time or full-time. To the knowledge of Sellers, there is no threatened employee strike, work stoppage, or labor dispute pertaining to such Facility. No union representation question exists respecting any employees of a Seller. No collective bargaining agreement exists or is currently being negotiated by any Seller, no written demand has been made for recognition by a labor organization by or with respect to any employees of a Seller, no union organizing activities by or with respect to any employees of a Seller are, to the knowledge of Sellers, taking place, and none of the employees of any Seller is represented by any labor union or organization. There is no unfair labor practice claim against a Seller pending before the National Labor Relations Board, nor any strike, dispute, slowdown, or stoppage pending or, to the knowledge of the Sellers, threatened against or involving the Facilities, and none has occurred within the last five (5) years. Each of the Sellers is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. The Sellers are not engaged in any unfair labor practices. The Sellers have complied in all material respects with all requirements of the Immigration and Reform and Control Act of 1986. Except as set forth on Schedule 3.18, there are no pending or, to the knowledge of Sellers, threatened EEOC claims, OSHA complaints, union grievances, wage and hour claims, unemployment compensation claims, workers' compensation claims or the like involving present employees of Sellers regarding services at any of the Facilities.

         3.19. AGREEMENTS AND COMMITMENTS. Except for the Contracts and contracts included in the Excluded Assets, there are no commitments, contracts, leases, and agreements (whether written or oral) which materially affect the Facilities, the Assets, or the operation of any thereof, to which a Seller is a party or by which a Seller, the Facilities, the Assets, or any portion thereof is bound, including, without limitation:

                  (a) agreements with physicians or any other referral sources,

                  (b) agreements with health maintenance organizations, preferred provider organizations, or other alternative delivery systems,

                  (c)      joint venture or partnership agreements,

                  (d) employment contracts or any other contracts, agreements, or commitments to or with individual employees or agents,

                  (e) contracts or commitments materially affecting ownership of, title to, use of or any interest in real estate including any tenant leases,

                  (f)      equipment leases,

                  (g)      equipment maintenance agreements,

                  (h)      agreements with municipalities,

                  (i) collective bargaining agreements or other contracts or commitments to or with any labor unions, labor organizations, or other employee representatives or groups of employees,

                  (j) loan agreements, bonds, mortgages, liens, or other security agreements,

                  (k) patent licensing agreements or any other agreements, licenses, or commitments with respect to patents, patent applications, trademarks, trade names, service marks, technical assistance, copyrights, or other like terms affecting the Facilities or the Assets,

                  (l) contracts or commitments providing for payments based in any manner on the revenues or profits of the Facilities or the Assets,

                  (m) agreements, licenses, or commitments relating to data processing programs, software, or source codes utilized in connection with the Facilities or the Assets, and

                  (n) contracts or commitments, whether in the ordinary course of business or not, which involve future payments, performance of services or delivery of goods or material, to or by a Seller of any amount or value in excess of Ten Thousand Dollars ($10,000) on an annual basis.

         3.20. CONTRACTS. Sellers have delivered to Buyer an accurate list (Schedule 1.1(i)) of the Contracts. The Sellers have made available to Buyer true and correct copies of the Contracts, and have given, and will give, the agents, employees and representatives of Buyer access to the originals of the Contracts. Sellers represent and warrant with respect to the Contracts that:

                  (a) The Contracts constitute valid and legally binding obligations of one of the Sellers and are enforceable against such Seller in accordance with their terms;

                  (b) Each Contract constitutes the entire agreement by and between the respective parties thereto with respect to the subject matter thereof;

                  (c) All obligations required to be performed by a Seller under the terms of the Contracts have been performed, no act or omission by a Seller has occurred or failed to occur which, with the giving of notice, the lapse of time or both would constitute a default under the Contracts, and each of such Contracts is now and will be upon and after the Closing Date in full force and effect without default on the part of a Seller;

                  (d) Except as expressly set forth on Schedule 1.1(i), none of the Contracts requires consent to the assignment and assumption of such Contracts by Buyer, and each Seller will use its reasonable commercial efforts to obtain any required consents prior to the Closing; and

                  (e) Except as expressly set forth on Schedule 1.1(i), the assignment of the Contracts to and assumption of post-Closing obligations (and any obligations contemplated by Section 1.3) under such Contracts by Buyer will not result in any penalty or premium, or variation of the rights, remedies, benefits or obligations of any party thereunder.

         3.21. SUPPLIES. Except as set forth on Schedule 3.21, all the inventory and supplies constituting any part of the Assets are of a quality and quantity usable and salable in the ordinary course of business of the Facilities. Inventory and supplies are carried at the lower of cost or market, on a first-in, first-out basis and are properly stated in the Financial Statements. The inventory levels are based on past practices of the Sellers at the Facilities.

         3.22. INSURANCE. Sellers have delivered to Buyer an accurate schedule (Schedule 3.22) disclosing the insurance policies covering the ownership and operations of the Facilities and the Assets, which Schedule reflects the policies' numbers, terms, identity of insurers, amounts, and coverage. To the Knowledge of Sellers, all of such policies are in full force and effect with no premium arrearage. Sellers have given in a timely manner to their insurers all notices required to be given under its insurance policies with respect to all claims and actions covered by insurance, and no insurer has denied coverage of any such claims or actions. No Seller has (a) received any notice or other communication from any such insurance company canceling or materially amending any of such insurance policies, and, to the knowledge of Sellers, no such cancellation or amendment is threatened or (b) failed to give any required notice or present any claim which is still outstanding under any of such policies with respect to the Facilities or any of the Assets.

         3.23. THIRD PARTY PAYOR COST REPORTS. The Sellers have duly filed all required cost reports for all the fiscal years through and including the fiscal year ended December 31, 2002. All of such cost reports accurately reflect the information required to be included thereon and such cost reports do not claim and neither the Facilities nor the Sellers have received reimbursement in any amount in excess of the amounts provided by law or any applicable agreement.
Schedule 3.23 indicates which of such cost reports have not been audited and finally settled and a brief description of any and all notices of program reimbursement, proposed or pending audit adjustments, disallowances, appeals of disallowances, and any and all other unresolved claims or disputes in respect of such cost reports. Sellers have established adequate reserves to cover any potential reimbursement obligations that a Seller may have in respect of any such third party cost reports, and such reserves are set forth in the Financial Statements.

         3.24. MEDICAL STAFF MATTERS. Sellers have provided to Buyer true, correct, and complete copies of the bylaws and rules and regulations of the medical staff of each Facility, if applicable, as well as a list of all current members of the medical staff. Except as set forth on Schedule 3.24 hereto, there are no adverse actions with respect to any medical staff members of the Facilities or any applicant thereto for which a medical staff member or applicant has requested a judicial review hearing which has not been scheduled or has been scheduled but has not been completed, and there are no pending or, to the knowledge of Sellers, threatened disputes with applicants, staff members, or health professional affiliates, and all appeal periods in respect of any medical staff member or applicant against whom an adverse action has been taken have expired.

         3.25. CONDITION OF ASSETS. The Assets and the Excluded Assets constitute all assets which are held or used by the Sellers and necessary for the conduct of the business and operation of the Facilities in the manner conducted as of the date of this Agreement. All buildings, structures, facilities, major equipment and other material items of tangible property and assets included in the Assets are free from patent defects and in good operating condition and repair, subject to ordinary wear and maintenance, and are usable in the regular and ordinary course of business, and conform in all material respects to all applicable laws, ordinances, codes, rules and regulations relating to their use and operation by the Sellers; provided, however, that Sellers' warranties of condition as to real estate improvements, systems and Material Equipment (as defined in Section 6.2) are limited in accordance with
Section 6.2.

         3.26. INTELLECTUAL PROPERTY; COMPUTER SOFTWARE. All trademarks, service marks, trade names, patents, copyrights, inventions, processes and applications therefor (whether registered or common law) currently owned or used by the Sellers and Facilities are listed and described in Schedule 3.26 (collectively, the "INTELLECTUAL PROPERTY"). The Sellers have not licensed anyone to use such Intellectual Property and Sellers have no knowledge of the use or the infringement of any such Intellectual Property by any other person. The Sellers own (or possess adequate and enforceable licenses or other rights to use) all Intellectual Property, and all material computer software programs and similar systems used in the conduct of their business.

         3.27. ACCOUNTS RECEIVABLE. All accounts receivable and notes receivable constituting a part of the Assets represent and constitute bona fide indebtedness owing to the Sellers, respectively, for services actually performed or for goods or supplies actually provided in the amounts indicated on the Financial Statements with no known set-offs, deductions, compromises, or reductions (other than reasonable allowances for uncollectibles and contractual allowances based upon an evaluation of historical collections to gross revenues). Sellers have made available to Buyer a complete and accurate aging report of all such accounts receivable and a schedule of all accounts receivable, whether recorded or unrecorded, which have been assigned to collection agencies or are otherwise held or assigned for collection.

         3.28. COMPLIANCE PROGRAM. Sellers have provided to Buyer a copy of the current compliance program materials applicable to Sellers and the Facilities. Except as set forth on Schedule 3.28, the Sellers (a) are not a party to a Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services, (b) have no reporting obligations pursuant to any Settlement Agreement entered into with any governmental entity,
(c) to each Seller's knowledge, have not been the subject of any government payor program investigation conducted by any federal or state enforcement agency, (d) have not been a defendant in any qui tam/False Claims Act litigation, (e) have not been served with or received any search warrant, subpoena, civil investigative demand, contact letter, or, to the knowledge of each Seller, telephone or personal contact by or from any federal or state enforcement agency (except in connection with medical services provided to third-parties who may be defendants or the subject of investigation into conduct unrelated to the operation of the healthcare businesses conducted by a Seller), and (f) have not received any written complaints or complaints through their telephonic hotlines from employees, independent contractors, vendors, physicians, or any other person that would indicate that a Seller has in the past violated, or is currently in violation of, any law or regulation. Buyer has been provided with a description of each audit and investigation conducted by each Seller pursuant to its compliance program with respect to the Facilities during the last three (3) years. For purposes of this Agreement, the term "COMPLIANCE PROGRAM" refers to provider programs of the type described in the Compliance Program Guidance published by the Office of Inspector General of the Department of Health and Human Services.

         3.29. HIPAA COMPLIANCE. The operations, the Facilities and each Seller (as a health care provider, group health plan sponsor and/or group health plan) comply with the Standards for Privacy of Individually Identifiable Health Information (45 CFR Part 160 and Part 164, Subpart E) ("PRIVACY STANDARDS"), including but not limited to having confidentiality agreements in effect as required by the Privacy Standards with all of its Business Associates (as defined in the Privacy Standards). Further, when acting as a Business Associate, each Seller has in effect agreements with each of its Covered Entity (as defined in 45 CFR Section 160.103) clients that satisfy the requirements of 45 CFR
Section 164.504(e), and no Seller is in material breach of any such agreements. Sellers are currently submitting, receiving and handling or capable of submitting, receiving and handling the transactions that have been standardized pursuant to the Transactions and Code Set Standards (45 CFR Part 162) ("TCS STANDARDS") in material compliance with the TCS Standards. Sellers have not received any written complaints and, to the Sellers Knowledge oral complaints, from any person regarding any Seller's or any Seller's agents, employees or contractors' uses or disclosures of, or security practices regarding, individually identifiable health-related information. With regard to individually identifiable health-related information, no Seller is aware of any misuse, improper disclosure, breach of a confidentiality agreement or security incident (each as determined by reference to the Privacy Standards or state law, as applicable) by any Seller or any Seller's agents, employees or contractors. Sellers have not received any objections to the transfer of protected health information or medical records to any new owner of the Facilities.

         3.30. FULL DISCLOSURE. This Agreement, the Schedules hereto, and all Closing Documents (as defined below) furnished and to be furnished to Buyer and its representatives by Sellers pursuant hereto do not and will not include any untrue statement of a material fact or omit to state any material fact required therein that would make the statements made, in light of the circumstances under which they were made and are to be made, misleading. Copies of all documents referred to in any Schedule hereto have been delivered or made available to Buyer and constitute true, correct and complete copies thereof and include all amendments, exhibits, schedules, appendices, supplements or modifications thereto or waivers thereunder. The term "CLOSING DOCUMENTS" means those documents executed and delivered at the Closing pursuant to Article 2 above.

                                   ARTICLE 4.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As of the date hereof, and, when read in light of any Schedules which have been updated in accordance with the provisions of Section 12.1 hereof, as of the Closing Date, Buyer represents and warrants to Sellers the following:

         4.1. EXISTENCE AND CAPACITY. Buyer is a corporation, duly organized and validly existing in good standing under the laws of the State of Delaware. Buyer has the requisite power, authority and legal right to enter into this Agreement, to perform its obligations hereunder, and to conduct its business as now being conducted.

         4.2. POWERS; GOVERNMENTAL CONSENTS; ABSENCE OF CONFLICTS WITH OTHER AGREEMENTS, ETC. The execution, delivery, and performance of this Agreement by Buyer and all other agreements referenced herein, or ancillary hereto, to which Buyer is a party, and the consummation of the transactions contemplated herein by Buyer:

                  (a) are within its corporate powers; subject to compliance with Section 6.1, are not in contravention of law, or of the terms of its organizational documents; and have been duly authorized by all appropriate corporate action;

                  (b) except as provided in Section 6.1 below, do not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of this Agreement which is required by law or the regulations of any such agency or authority;

                  (c) except as set forth on Schedule 4.2(c), will neither conflict with, nor result in any breach or contravention of, or the creation of any lien, charge or encumbrance under, any indenture, agreement, lease, instrument or understanding to which it is a party or by which it is bound;

                  (d) subject to compliance with Section 6.1, will not violate any statute, law, rule, or regulation of any governmental authority to which it may be subject; and

                  (e) will not violate any judgment, decree, writ, or injunction of any court or governmental authority to which it may be subject.

         4.3. BINDING AGREEMENT. This Agreement and all agreements to which Buyer will become a party pursuant hereto are and will constitute the valid and legally binding obligations of Buyer, and are and will be enforceable against Buyer in accordance with the respective terms hereof and thereof, except insofar as such enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors rights generally and general principles of equity.

         4.4. AVAILABILITY OF FUNDS FOR PURCHASE. Buyer has sufficient cash on hand or availability of credit under established or existing credit facilities to adequately fund the Purchase Price stated herein such that Buyer's obligations are not contingent upon obtaining financing.

                                   ARTICLE 5.
                      COVENANTS OF SELLERS PRIOR TO CLOSING

         Between the date of this Agreement and the Closing:

         5.1. INFORMATION. Sellers shall afford to the officers and authorized representatives and agents (which shall include accountants, attorneys, bankers, and other consultants) of Buyer full and complete access to and the right to inspect the plants, properties, books, and records of the Facilities, and will furnish Buyer with such additional financial and operating data and other information as to the business and properties of Sellers pertaining to the Facilities as Buyer may from time to time reasonably request without regard to where such information may be located. Buyer's right of access and inspection shall be exercised in such a manner as not to interfere unreasonably with the operations of the Facilities. Buyer agrees that no inspections shall take place and no employees or other personnel of the Facilities shall be contacted by Buyer without Buyer first providing reasonable notice to Sellers and coordinating such inspection or contact with Sellers.

         5.2. OPERATIONS. From the date hereof until the Closing, Sellers shall:

                  (a) carry on its business pertaining to the Facilities in substantially the same manner as presently conducted and not make any material change in personnel, operations, finance, accounting policies, or real or personal property pertaining to the Facilities;

                  (b) maintain the Facilities and all parts thereof in good operating condition, ordinary wear and tear excepted;

                  (c) perform all of its obligations under agreements relating to or affecting the Facilities or the Assets;

                  (d) keep in full force and effect present insurance policies or other comparable insurance pertaining to the Facilities;

                  (e) use its commercially reasonable efforts to maintain and preserve its business organizations intact, retain its present employees at the Facilities and maintain its relationships with physicians, referral sources, suppliers, customers, and others having business relations with the Facilities; and

                  (f) pay all accounts payable on behalf of the Facilities in a timely manner consistent with past practices.

         5.3. NEGATIVE COVENANTS. From the date hereof until the Closing, Sellers shall not, and shall cause the other Seller Entities not to, with respect to the business or operation of the Facilities or otherwise regarding the Assets, without the prior written consent of Buyer:

                  (a) amend or terminate any of its Contracts, enter into any contract or commitment, or incur or agree to incur any liability, except as provided herein or in the ordinary course of business and in no event greater than Ten Thousand Dollars ($10,000) per item;

                  (b) enter into any contract or commitment with physicians or other referral sources;

                  (c) increase compensation payable or to become payable or make any bonus payment to or otherwise enter into one or more bonus agreements with any employee at the Facilities, except in the ordinary course of business in accordance with existing personnel policies;

                  (d) create, assume, or permit to exist any new debt, mortgage, pledge, or other lien or encumbrance upon any of the Assets, whether now owned or hereafter acquired;

                  (e) acquire (whether by purchase or lease) or sell, assign, lease, or otherwise transfer or dispose of any property, plant, or equipment except in the normal course of business with comparable replacement thereof, or as currently contemplated and made known to Buyer;

                  (f) purchase capital assets or incur costs in respect of construction-in-progress in excess of Ten Thousand Dollars ($10,000);

                  (g) take any action outside the ordinary course of business of the Facilities or their related ancillary services;

                  (h) reduce inventory of the Facilities except in the ordinary course of business consistent with Sellers' past practices;

                  (i) enter into any agreement which could have a material adverse effect on the value or operations of any of the Facilities or any of the Assets; or

                  (j) alter its collections efforts with respect to accounts receivable such that collections efforts are not consistent with past practices.

         5.4. GOVERNMENTAL APPROVALS. Sellers shall (i) obtain all governmental approvals (or exemptions therefrom) necessary or required to allow Sellers to perform their obligations under this Agreement; and (ii) assist and cooperate with Buyer and its representatives and counsel in obtaining all governmental consents, approvals, and licenses which Buyer deems necessary or appropriate and in the preparation of any document or other material which may be required by any governmental agency as a predicate to or as a result of the transactions contemplated herein.

         5.5. ADDITIONAL FINANCIAL INFORMATION. Within two (2) business days after they are finalized (but in any event no later than twenty (20) days following the end of each calendar month prior to Closing), Sellers shall deliver to Buyer true and complete copies of the unaudited balance sheets and the related unaudited statements of income (collectively, the "INTERIM STATEMENTS") of, or relating to, the Facilities for each month then ended, together with a year-to-date compilation and the notes, if any, related thereto, which presentation shall be true, correct and complete in all material respects, shall have been prepared from and in accordance with the books and records of the Sellers, and shall fairly present the financial position and results of operations of the Facilities as of the date and for the period indicated, all in accordance with GAAP consistently applied, except that such financial statements need not include required footnote disclosures. Sellers shall notify Buyer in writing of any materially adverse unanticipated change in the business of any Facility and of any governmental complaints, investigations or adjudicatory proceedings (or communications indicating that the same may be contemplated) or of any other such matter and shall keep Buyer fully informed of such events.

         5.6. NO-SHOP CLAUSE. Except for the sale of inventory and other assets in the ordinary course, Sellers agrees that, from and after the date of the execution and delivery of this Agreement by Sellers until the termination of this Agreement, Sellers will not, without the prior written consent of Buyer or except as otherwise permitted by this Agreement: (i) offer for sale or lease all or any portion of the Assets or any ownership interest in any entity owning any of the Assets, (ii) solicit offers to buy all or any portion of the Assets or any ownership interest in any entity owning any of the Assets, (iii) initiate, encourage or provide any material documents or information to any third party in connection with, negotiate with any person regarding any inquires, proposals or offers relating to any disposition of all or any portion of the Assets or a merger or consolidation of any entity owning any of the Assets, or (iv) enter into any agreement or discussions with any party (other than Buyer) with respect to the sale, assignment, or other disposition of all or any portion of the Assets or any ownership interest in any entity owning any of the Assets or with respect to a merger or consolidation of any entity owning any of the Assets. Sellers will promptly communicate to Buyer the substance of any proposal concerning any such transaction.

         5.7.     TITLE COMMITMENT AND SURVEY; UCC SEARCHES; DEFECTS AND CURE.

                  (a) TITLE COMMITMENT. As soon as practical after the date of this Agreement, Buyer shall order a current title commitment (the "TITLE COMMITMENT") issued by a nationally recognized title insurance company reasonably acceptable to Buyer (the "TITLE COMPANY"), together with legible copies of all exceptions to title referenced therein. The Title Commitment shall set forth the state of title to the Real Property, together with all exceptions or conditions to such title, including, without limitation, all easements, restrictions, rights-of-way, covenants, reservations, and all other encumbrances affecting the Real Property which would appear in an owner's title policy, if issued. The Title Commitment shall contain the express commitment of the Title Company to issue the form Owner's Title Policy described in Section 7.3 hereof (the "TITLE POLICY") to Buyer in an amount equal to the portion of the Purchase Price being allocated to the Real Property insuring good and marketable fee simple or leasehold (as applicable) title to the Real

         Property with the standard printed exceptions endorsed or deleted in accordance with Section 7.3 hereof.

                  (b) SURVEY. Sellers shall deliver to Buyer copies of all existing surveys of the Real Property in Sellers' possession. As soon as practicable after the date hereof, Sellers, at their sole expense, shall obtain current as-built surveys of the Real Property (the "SURVEYS"). The Surveys shall meet the requirements of an ALTA/ACSM survey as adopted in 1999 by the American Land Title Association and the American Congress on Surveying and Mapping, including Table A optional items 1, 2, 3, 4, 6, 7, 8, 9, 10, 11, 13, 14, 15 and 16, and otherwise be in form and detail satisfactory to Buyer. Unless otherwise agreed by Buyer, the Surveys shall (i) be currently dated; (ii) show the location on the Real Property of all improvements, fences, evidences of abandoned fences, lakes, ponds, creeks, streams, rivers, easements, roads, and right-of-way; (iii) identify all easements and rights-of-way by reference to the recording information applicable to the documents creating such easements or rights-of-way; (iv) show any encroachments onto the Real Property from any adjacent property, any encroachments from the Real Property onto adjacent property, and any encroachments into any easement or restricted area within the Real Property; (v) locate all existing improvements (such as buildings, power lines, fences, and the like); (vi) locate all dedicated public streets or other roadways providing access to the Real Property, including all curb cuts and all alleys; (vii) locate all set-back lines and similar restrictions covering the Real Property or any part thereof and any violations of such restrictions; and (viii) show thereon a legal description of the boundaries of the Real Property by metes and bounds or other appropriate legal description. Each Survey shall contain the surveyor's certification to Buyer, Sellers, and the Title Company that (i) the Survey was made on the ground; (ii) there are no visible or recorded easements, discrepancies, conflicts, encroachments, or overlapping of improvements except as shown on the Survey; (iii) the Survey correctly shows all visible or recorded easements or rights of way across the Real Property or any other easements or rights of way of which the surveyor has been advised, including, without limitation, those matters affecting title reflected in the Title Commitment; (iv) the Survey correctly shows the location of all buildings, structures, and other improvements situated on the Real Property; (v) the Survey conforms to all applicable minimum guidelines for ALTA/ACSM land title surveys of comparable property as adopted in 1999 by the American Land Title Association and the American Congress on Surveying and Mapping, including Table A optional items 1, 2, 3, 4, 6, 7, 8, 9, 10, 11, 13, 14, 15 and 16; (vi) all streets abutting the Real Property and all means of ingress to and egress from the Real Property have been completed, dedicated, and accepted for public maintenance by the relevant municipal body; (vii) except as shown thereon, the Real Property is not located within the 100 year flood plain or other flood hazard area; (viii) the Survey is a true, correct, and accurate representation of the Real Property; and (ix) such other matters as may be required by the Title Company to allow it to issue the Title Policy.

                  (c) U.C.C. SEARCHES. U.C.C. Financing Statement searches, local and central, including fixtures and including copies of all such financing statements and exhibits and attachments thereto, and federal and state tax lien and judgment searches, with respect to Sellers, their Affiliates and predecessors, including all "DBA's," trade names and fictitious names of Sellers and the Facilities, from each of the jurisdictions in which such entity does business or has done business within the preceding five (5) years (the "U.C.C. SEARCHES"), shall be obtained by Buyer, at Buyer's cost, at least fifteen (15) days prior to Closing.

                  (d) DEFECTS AND CURE. The Commitment and the Survey and U.C.C. Searches described in this Section 5.7 are collectively referred to as "TITLE EVIDENCE." Buyer shall notify Sellers in writing ("Buyer's Title Notice") within (i) fifteen (15) days after its receipt of the last of the Commitments and Surveys, and (ii) within ten (10) days after its receipt of the U.C.C. Searches of any liens, claims, encroachments, exceptions or defects disclosed in the Title Evidence which do not constitute Permitted Encumbrances (collectively, "DEFECTS"); provided that such notice shall be given not later than February 26, 2004, unless the parties mutually agree to extend the March 1, 2004 Closing Date. Except as hereinafter set forth with respect to Monetary Liens, any matters reflected in the Title Evidence which are not included in Buyer's Title Notice shall be deemed to be Permitted Encumbrances. Sellers shall, within ten (10) days of Sellers' receipt of Buyer's Title Notice, or the business day prior to Closing, whichever comes first, deliver written notice given to Buyer ("Sellers' Title Notice") of all Defects which Seller agrees to cure, remove or agree to pay for the Title Company to endorse over to Buyer's satisfaction as soon as reasonably possible, but in all events not later than the Closing Date (the "Title Cure Period"). Seller shall not be deemed to have any obligation to cure any Defects unless Seller expressly undertakes such an obligation pursuant to a Seller's Title Notice; provided, however, (a) any and all monetary liens, whether consensual or nonconsensual (hereinafter referred to collectively as "Monetary Liens"), will be satisfied by Sellers at Closing from the proceeds of the Purchase Price, regardless of whether included in a Buyer's Title Notice or a Seller's Title Notice, and (b) Seller shall use its best efforts to remove all other Defects, whether or not included in a Seller's Title Notice, so long as the aggregate cost incurred by Seller in connection with the removal thereof, together with the cost of removing Defects pursuant to Section 5.7 of the Other Purchase Agreement, does not exceed $200,000. If such Defects are not timely cured to Buyer's satisfaction within the Title Cure Period, Buyer may, upon written notice to Sellers, (i) terminate this Agreement by written notice to the Sellers, or (ii) in its sole and absolute discretion, elect to waive in writing its objection to any such Defect(s), in which event such Defect(s) shall thereafter constitute a Permitted Exception under this Agreement, or (iii) if Sellers so request, agree to give Seller reasonable additional time to cure such Defects, failing which Buyer may, upon the expiration of such additional period, as may be granted by Buyer, exercise either of its rights provided for in the immediately preceding clauses (i) or (ii). In no event shall the Title Cure Period extend the Closing Date without the express written consent of Buyer.

         5.8. INSURANCE RATINGS. Sellers will take all action reasonably requested by Buyer to enable Buyer to succeed to the Workers' Compensation and Unemployment Insurance ratings, and other ratings for insurance or other purposes established by the Sellers for the Facilities. Buyer shall not be obligated to succeed to any such ratings, except as it may elect to do so.

         5.9. MEDICAL STAFF DISCLOSURE. Sellers shall deliver to Buyer a written disclosure containing a brief description of all adverse actions taken against medical staff members or applicants by Sellers' medical staff between the date of this Agreement and the Closing, which could result in claims or actions against one or more Sellers and which are not disclosed in the minutes of the meetings of the Medical Executive Committee of the Medical Staff of each Facility which have been provided to Buyer. Information contained in such disclosure shall be reasonably satisfactory to Buyer.

                                    ARTICLE 6.
                       COVENANTS OF BUYER PRIOR TO CLOSING

         6.1. GOVERNMENTAL APPROVALS. Between the date of this Agreement and the Closing, Buyer shall (i) obtain all governmental approvals (or exemptions therefrom) necessary or required to allow Buyer to perform its obligations under this Agreement; and (ii) assist and cooperate with Sellers and its representatives and counsel in obtaining all governmental consents, approvals, and licenses which Sellers deem necessary or appropriate and in the preparation of any document or other material which may be required by any governmental agency as a predicate to or as a result of the transactions contemplated herein.

         6.2. INSPECTION OF IMPROVEMENTS, SYSTEMS, AND EQUIPMENT; LIMITATION OF POST-CLOSING WARRANTIES OF CONDITION. Prior to the Closing Date, Buyer shall inspect all real property improvements, systems (plumbing, electrical, heating and air conditioning) and equipment with a book value of $5,000 or more ("Material Equipment") constituting a part of the Assets. Not later than February 26, 2004, Buyer shall give Sellers notice of any defects found as a result of such inspection (herein an "Asset Defect"). Sellers and Buyer shall agree upon a reasonable reduction of the Purchase Price to account for Asset Defects or Sellers shall assume responsibility for the repair or replacement cost thereof post-Closing. If Sellers dispute any Asset Defect, the matter shall be submitted for arbitration post-Closing and a portion of the Purchase Price equal to the estimated cost of repair or replacement shall be added to the Escrow Account pending resolution of the dispute. Except as to Asset Defects for which notice is timely given, Sellers shall not warrant the condition or fitness for use of such real estate improvements, systems and Material Equipment post-Closing and all such warranties (express or implied) are hereby waived and released by Buyer, including warranties against redhibitory vices and defects.

                                   ARTICLE 7.
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         Notwithstanding anything herein to the contrary, the obligations of Buyer to consummate the transactions described herein are subject to the fulfillment, on or prior to the Closing Date (unless such other date is expressly set forth), of the following conditions precedent unless (but only to the extent) waived in writing by Buyer at the Closing:

         7.1. REPRESENTATIONS/WARRANTIES. The representations and warranties of Sellers contained in this Agreement shall be true and accurate when made and, when read in light of any Schedules which have been updated in accordance with the provisions of Section 12.1 hereof, as of the Closing Date as though such representations and warranties had been made on and as of such Closing Date. Each and all of the terms, covenants, and conditions of this Agreement to be complied with or performed by Sellers on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed.

         7.2. PRE-CLOSING CONFIRMATIONS. Buyer shall have obtained documentation or other evidence satisfactory to Buyer in its reasonable discretion that Buyer has:

                  (a) Received approval from all Government Entities whose approval is required to complete the transactions herein contemplated;

                  (b) Received written confirmation from all applicable licensure agencies that effective as of the Closing all licenses required by law to operate the Facilities as currently operated will be transferred to, or issued or reissued in the name of, Buyer;

                  (c) Obtained reasonable assurances that Medicare and Medicaid certification of the Facilities for their operation by Buyer will be effective as of the Closing and that Buyer may participate in and receive reimbursement from such programs effective as of the Closing; and

                  (d) Obtained the consents and approvals from all non-Government Entities required for the consummation of the transactions described herein.

         7.3. TITLE POLICY. At the Closing, Buyer shall receive from the Title Company, at Seller's sole cost and expense, a pro forma of the Title Policy (or marked Title Commitment containing no additional exceptions to title to the Real Property). The Title Policy shall be issued on an ALTA Form 1992 Owner's Title Policy in an amount equal to the portion of the Purchase Price being allocated to the Real Property and shall insure to Buyer good and marketable title to the owned Real Property subject only to (i) the Permitted Encumbrances, and (ii) taxes for the current and subsequent years "not yet due and payable." The Title Policy shall have all standard and general exceptions deleted so as to afford full "extended form coverage" and shall contain such endorsements thereto as Buyer may reasonably require in connection with its review of the Title Commitment and the Surveys; provided, that to the extent Buyer requests any special coverage endorsements to the standard title insurance coverage, other than zoning, comprehensive and any endorsements necessary to remove Defects that Sellers are obligated to remove, Buyer shall pay the cost for such endorsements. The Title Policy shall permit a simultaneous issue rate if requested by Buyer for its lender for a lender's mortgage title policy. Sellers shall execute such certificates and affidavits as may be reasonably necessary in connection with the issuance of the Title Policy as provided in this Section 7.3.

         7.4. ACTIONS/PROCEEDINGS. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated, and no governmental agency or body shall have taken any other action or made any request of any party hereto as a result of which Buyer reasonably and in good faith deems it inadvisable to proceed with the transactions hereunder.

         7.5. ADVERSE CHANGE. No material adverse change in the results of operations, financial condition, or business of the Facilities shall have occurred since the date of this Agreement, and Sellers shall not have suffered any material change, loss or damage to the Assets (taken as a whole), whether or not covered by insurance.

         7.6. INSOLVENCY. No Seller shall (i) be in receivership or dissolution, (ii) have made any assignment for the benefit of creditors, (iii) have admitted in writing its inability to pay its debts as they mature, (iv) have been adjudicated a bankrupt, or (v) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against any Seller.

         7.7. OPINION OF COUNSEL TO SELLERS. Buyer shall have received an opinion from counsel to Sellers dated as of the Closing Date and addressed to Buyer, in form and substance satisfactory to counsel for Buyer, covering the matters set forth in Exhibit D hereto.

         7.8. VESTING/RECORDATION. Sellers shall have furnished to Buyer, in form and substance satisfactory to Buyer, assignments or other instruments of transfer and consents and waivers by others, necessary or appropriate to transfer to and effectively vest in Buyer all right, title, and interest in and to the Assets, in proper statutory form for recording if such recording is necessary or appropriate.

         7.9. DELIVERY OF CERTAIN DOCUMENTS. At the Closing, Sellers shall have delivered to Buyer the Closing Documents contemplated by Section 2.2. 7.10. SIMULTANEOUS CLOSING. Buyer and the selling parties to the Other Asset Purchase Agreement for the affiliated Shreveport facilities shall simultaneously close the transactions contemplated thereby.

         7.11. DUE DILIGENCE. Buyer shall have completed its due diligence review of Sellers, the Assets and the Facilities, to its sole satisfaction, by February 26, 2004.

         7.12. INTERIM MANAGEMENT AGREEMENT. Brentwood Health Management of MS, LLC shall enter into an Interim Management Agreement substantially in the form of Exhibit G hereto.

         7.13. INSURANCE. Sellers shall have delivered to Buyer evidence of the "tail" insurance contemplated by Section 10.6.

         7.14. EXTENSIONS OF CERTAIN LEASES. Sellers shall have received copies of lease extensions, in a form satisfactory to Buyer, to those certain lease agreements in which a Seller is a landlord and which are expired and/or operating pursuant to tenant holdover provisions as of the date of this Agreement.

                                    ARTICLE 8.
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

         Notwithstanding anything herein to the contrary, the obligations of Sellers to consummate the transactions described herein are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent unless (but only to the extent) waived in writing by Sellers at the
Closing:

         8.1. REPRESENTATIONS/WARRANTIES. The representations and warranties of Buyer contained in this Agreement shall be true and accurate when made and, when read in light of any Schedules which have been updated in accordance with the provisions of Section 12.1 hereof, as of the Closing Date as though such representations and warranties had been made on and as of such Closing Date. Each and all of the terms, covenants, and conditions of this Agreement to be complied with or performed by Buyer on or before the Closing Date pursuant to the terms hereof shall have been in duly complied with and performed.

         8.2. BUYER'S GOVERNMENTAL APPROVALS. All material consents, authorizations, orders and approvals of (or filings or registrations with) any Government Entity or other party required to be obtained by Buyer in connection with the execution, delivery and performance of this Agreement shall have been obtained or made by Buyer when so required, except for any documents required to be filed, or consents, authorizations, orders or approvals required to be issued, after the Closing Date. 8.3. ACTIONS/PROCEEDINGS. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated, and no governmental agent or body shall have taken any other action or made any request of any party hereto as a result of which Sellers reasonably and in good faith deem it inadvisable to proceed with the transactions hereunder.

         8.4. INSOLVENCY. Buyer shall not (i) be in receivership or dissolution, (ii) have made any assignment for the benefit of creditors, (iii) have admitted in writing its inability to pay its debts as they mature, (iv) have been adjudicated a bankrupt, or (v) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against Buyer.

         8.5. OPINION OF COUNSEL TO BUYER. Sellers shall have received an opinion from counsel to Buyer dated as of the Closing Date and addressed to Sellers, in form and substance satisfactory to counsel for Sellers, covering the matters set forth in Exhibit E hereto. 8.6. INTERIM MANAGEMENT AGREEMENT. The appropriate Buyer Entity shall enter into an Interim Management Agreement substantially in the form of Exhibit G hereto.

         8.7. DELIVERY OF CERTAIN DOCUMENTS. At the Closing, Buyer shall have delivered to Sellers the Closing Documents and Purchase Price contemplated by Section 2.3.

         8.8. SIMULTANEOUS CLOSING. Buyer and the selling parties to the Other Asset Purchase Agreement for the affiliated Shreveport facilities shall simultaneously close the transactions contemplated thereby.

                                   ARTICLE 9.
                         SELLERS' POST CLOSING COVENANTS

         9.1.     COVENANT NOT TO COMPETE; NON-SOLICITATION.

                  (a) Sellers hereby covenant that at all times from the Closing Date until the fifth (5th) anniversary of the Closing Date, Sellers and their respective Affiliates shall not, directly or indirectly (except (i) as a consultant or contractor to or of Buyer (or any Affiliate of Buyer), or their successors), own, lease, manage, operate, control, or participate in any manner with the ownership, leasing, management, operation or control of any business which offers services in competition with the services of the Facilities within a one hundred (100) mile radius of any of the Facilities (the "RESTRICTED AREA"), without Buyer's prior written consent (which Buyer may withhold in its sole and absolute discretion). In the event of a breach of this
         Section 9.1, Sellers recognizes that monetary damages shall be inadequate to compensate Buyer and Buyer shall be entitled, without the posting of a bond or similar security, to an injunction restraining such breach, with the costs (including attorneys' fees) of securing such injunction to be borne by Sellers. Nothing contained herein shall be construed as prohibiting Buyer from pursuing any other remedy available to it for such breach or threatened breach. All parties hereto hereby acknowledge the necessity of protection against the competition of Sellers and their Affiliates and that the nature and scope of such protection has been carefully considered by the parties. Sellers further acknowledge and agree that the covenants and provisions of this Section 9.1 form part of the consideration under this Agreement and are among the inducements for Buyer entering into and consummating the transactions contemplated herein. The period provided and the area covered are expressly represented and agreed to be fair, reasonable and necessary. The consideration provided for herein is deemed to be sufficient and adequate to compensate for agreeing to the restrictions contained in this Article 9 and no part of the consideration is intended to be inducement or remuneration for the referral of patients. If, however, any court determines that the foregoing restrictions are not reasonable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable.

                  (b) Sellers hereby covenant that at all times from the date hereof until the third (3rd) anniversary of the Closing Date, Sellers and their respective Affiliates shall not, directly or indirectly solicit, hire, employ, engage, or assist others in soliciting, hiring, employing or engaging, any employee of Buyer or its affiliates that became such in connection with the Closing of the transactions contemplated herein.

         9.2. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the various classes of Assets as set forth on Schedule 9.2 hereof, all in accordance with and as provided by Section 1060 of the Code. The parties agree that any tax returns or other tax information they may file or cause to be filed with any governmental agency shall be prepared and filed consistently with such agreed upon allocation. In this regard, the parties agree that, to the extent required, they will each properly prepare and timely file Form 8594 in accordance with Section 1060 of the Code.

         9.3. POST CLOSING ACCESS TO INFORMATION. Sellers and Buyer acknowledge that subsequent to Closing each party may need access to information or documents in the control or possession of the other party for the purposes of concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations, and the prosecution or defense of third party claims. Accordingly, Sellers and Buyer agree that for a period of six (6) years after Closing each will make reasonably available to the other's agents, independent auditors, counsel, and/or governmental agencies upon written request and at the expense of the requesting party such documents and information as may be available relating to the Assets and Facilities for periods prior and subsequent to Closing to the extent necessary to facilitate concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations, and the prosecution or defense of claims.

         9.4. PRESERVATION AND ACCESS TO RECORDS AFTER THE CLOSING. After the Closing, Buyer shall, in the ordinary course of business and as required by law, keep and preserve in their original form all medical and other records of the Facilities existing as of the Closing, and which constitute a part of the Assets delivered to Buyer at the Closing. For purposes of this Agreement, the term "RECORDS" includes all documents, electronic data and other compilations of information in any form. Buyer acknowledges that as a result of entering into this Agreement and operating the Facilities it will gain access to patient and other information which is subject to rules and regulations regarding confidentiality. Buyer agrees to abide by any such rules and regulations relating to the confidential information it acquires. Buyer agrees to maintain the patient records delivered to Buyer at the Closing at the Facilities after Closing in accordance with applicable law (including, if applicable, Section 1861(v)(i)(I) of the Social Security Act (42 U.S.C. 1395(v)(l)(i)), and requirements of relevant insurance carriers, all in a manner consistent with the maintenance of patient records generated at the Facilities after Closing. Upon reasonable notice, during normal business hours, at the sole cost and expense of Sellers, Buyer will afford to the representatives of Sellers, including its counsel and accountants, full and complete access to, and copies of, the records transferred to Buyer at the Closing (including, without limitation, access to patient records in respect of patients treated by Sellers at the Facilities). Upon reasonable notice, during normal business hours, Buyer shall also make its officers and employees available to Sellers at reasonable times and places after the Closing. In addition, Sellers shall be entitled, at Sellers' sole risk, to remove from the Facilities copies of any such patient records, but only for purposes of pending litigation involving a patient to whom such records refer, as certified in writing prior to removal by counsel retained by Sellers in connection with such litigation. Any patient record so removed from a Facility shall be promptly returned to the Facility following its use by Sellers. Any access to the Facilities, their records or Buyer's personnel granted to Sellers in this Agreement shall be upon the condition that any such access not materially interfere with the business operations of Buyer.

         9.5. COOPERATION ON TAX MATTERS. Following the Closing, the parties shall cooperate fully with each other and shall make available to the other, as reasonably requested and at the expense of the requesting party, all information, records or documents relating to tax liabilities or potential tax liabilities of Sellers for all periods on or prior to the Closing and any information which may be relevant to determining the amount payable under this Agreement, and shall preserve all such information, records and documents (to the extent a part of the Assets delivered to Buyer at Closing) at least until the expiration of any applicable statute of limitations or extensions thereof.

         9.6. COST REPORTS. Sellers, at their expense, shall prepare and timely file all terminating and other cost reports required or permitted by law to be filed under the Medicare and Medicaid or other third party payor programs and the State Health Agency for periods ending on or prior to the Closing Date, or as a result of the consummation of the transactions described herein ("SELLERS COST REPORTS"). Buyer shall forward to Sellers any and all correspondence relating to the Sellers Cost Reports within five (5) business days after receipt by Buyer. Buyer shall remit any receipts of funds relating to the Sellers Cost Reports promptly after receipt by Buyer and shall forward to Sellers any demand for payments within five (5) business days after receipt by Buyer. Sellers shall retain all rights to the Sellers Cost Reports including any amounts receivable or payable in respect of such reports or reserves relating to such reports. Such rights shall include the right to appeal any Medicare or Medicaid determinations relating to the Sellers Cost Reports. Sellers shall retain the originals of the Sellers Cost Reports, correspondence, work papers and other documents relating to the Sellers Cost Reports. Sellers will furnish copies of such cost reports, correspondence, work papers and other documents relating to the Seller Cost Reports to Buyer upon request.

         9.7. MISDIRECTED PAYMENTS, ETC. Sellers and Buyer covenant and agree to remit, with reasonable promptness, to the other any payments received, which payments are on or in respect of accounts or notes receivable owned by (or are otherwise payable to) the other. In addition, and without limitation, in the event of a determination by any governmental or third-party payor that payments to the Sellers or the Facilities resulted in an overpayment or other determination that funds previously paid by any program or plan to the Sellers or the Facilities must be repaid, Sellers shall be responsible for repayment of said monies (or defense of such actions) if such overpayment or other repayment determination was for services rendered prior to the Closing Date and Buyer shall be responsible for repayment of said monies (or defense of such actions) if such overpayment or other repayment determination was for services rendered on or after the Closing Date. In the event that, following Closing, Buyer suffers any offsets against reimbursement under any third-party payor or reimbursement programs due to Buyer, relating to amounts owing under any such programs by Sellers or any of its Affiliates for services rendered prior to the Closing Date, Sellers shall immediately upon demand from Buyer pay to Buyer the amounts so billed or offset.

         9.8. USE OF CONTROLLED SUBSTANCE PERMITS. To the extent permitted by applicable law, Buyer shall have the right, for a period not to exceed one hundred twenty (120) days following the Closing Date, to operate under the licenses and registrations of the Sellers relating to controlled substances and the operations of pharmacies and laboratories, until Buyer is able to obtain such licenses and registrations for itself. In furtherance thereof, the Sellers shall execute and deliver to Buyer at or prior to the Closing limited powers of attorney substantially in the form of Exhibit E hereto.

         9.9. LOSS EXPERIENCE. For a period of six (6) years following the Closing Date, Sellers shall provide Buyer with annual reports concerning the professional liability and general liability loss experience of the Facilities related to events occurring prior to the Closing Date. In addition, for a period of five (5) years following the Closing Date, Sellers shall provide Buyer with annual reports concerning the workers' compensation loss experience of the Facilities related to events occurring prior to the Closing Date.

         9.10. NET WORTH COVENANT. For a period of not less than four (4) years following the Closing, Sellers and/or one or more of Sellers' owners, designated at Closing, shall guarantee the Sellers' indemnification obligations under Article 11 hereof. The form of guaranty shall be set forth on Exhibit H hereto. The same guaranty shall also secure the indemnification obligations of Sellers under Article 11 of the Other Purchase Agreement. For the four (4) year term of the guaranty, such Seller (or guarantor, if applicable) shall have and maintain a minimum net worth of not less than two million dollars ($2,000,000).

         9.11. OPTION TO PURCHASE ADDITIONAL ASSETS. For three (3) years after Closing (the "Option Period"), Buyer shall have the option to acquire from Brentwood Health Management of MS, LLC, the Mississippi certificates of need #R-0077 and #R-0134 (the "Warren County CONs") for the total purchase price of one dollar ($1.00) (the "Purchase Option"), such Purchase Option to be assignable by Buyer without requiring the consent of any Seller. Buyer (or its assignee) shall elect to exercise this Purchase Option by delivering to Seller Representative a notice (pursuant to the provisions of Section 12.13 hereof) of its intent to exercise the Purchase Option. Within thirty (30) days after the Seller Representative's receipt of such notice, Buyer (or its assignee) and Brentwood Health Management of MS, LLC shall negotiate a purchase agreement including customary representations and warranties for the purchase of the Warren County CONS, subject to the consent of the Mississippi Department of Health. Brentwood Health Management of MS, LLC and the Seller Representative shall cooperate in the preparation, filing, and prosecution of an amendment to the Warren County CONs permitting the transfer of same to Buyer (or its assignee) and any and all other requested changes to the Warren County CONs as deemed necessary or advisable by Buyer (or its assignee) (the "Proposed Amendment"). During the Option Period and for so long as the Proposed Amendment is pending with the Mississippi Department of Health, Brentwood Health Management of MS, LLC shall maintain its legal existence and shall refrain from any action which may endanger the current validity of one or both of the Warren County CONs or which may create a likelihood of revocation of one or both of the Warren County CONs.

                                   ARTICLE 10.
                              ADDITIONAL AGREEMENTS

         10.1. TERMINATION PRIOR TO CLOSING. Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time: (i) on or prior to the Closing Date by mutual written consent of Sellers and Buyer; (ii) on or prior to the Closing Date by Buyer, if any of the conditions specified in
Article 7 of this Agreement have not been satisfied and cannot be satisfied prior to or on the Closing Date (unless the failure results primarily from Buyer breaching any representation, warranty, or covenant herein) and shall not have been waived by Buyer; (iii) on or prior to the Closing Date by Sellers if any of the conditions specified in Article 8 of this

Agreement have not been satisfied and cannot be satisfied prior to or on the Closing Date (unless the failure results primarily from Sellers' breaching any representation, warranty, or covenant herein) and shall not have been waived by Sellers; (iv) by Buyer or Sellers if the Closing Date shall not have taken place on or before March 1, 2004 (which date may be extended by mutual written agreement of Buyer and Sellers, such extension not to be unreasonably withheld), or (v) by either Sellers or Buyer pursuant to Section 12.1 hereof. Notwithstanding the foregoing, the parties hereto confirm and agree to extend the termination date set forth in subparagraph (iv) above for a period of up to fifteen (15) days in the event any regulatory approval of a Governmental Entity required hereby has not been received as of the anticipated Closing Date set forth in Section 2.1.

         10.2. CON DISCLAIMER. This Agreement shall not be deemed to be an acquisition or an obligation to make a capital investment or to expend funds within the meaning of the certificate of need statute of any state, until the appropriate governmental agencies shall have granted a certificate of need or the appropriate approval or ruled that no certificate of need or other approval is required.

         10.3. TAX AND MEDICARE EFFECT. None of the parties (nor such parties' counsel or accountants) has made or is making any representations to any other party (nor such party's counsel or accountants) concerning any of the tax or Medicare reimbursement effects of the transactions provided for in this Agreement as each party hereto represents that each has obtained, or may obtain, independent tax and Medicare advice with respect thereto and upon which it, if so obtained, has solely relied.

         10.4. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) the documents delivered at the Closing, and (c) financial statements, certificates and other information previously or hereafter furnished to Sellers or to Buyer, may, subject to the provisions of Section 12.10 hereof, be reproduced by Sellers and by Buyer by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and Sellers and Buyer may destroy, in accordance with applicable law, any original documents so reproduced. Sellers and Buyer agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial, arbitral or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Sellers or Buyer in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         10.5.    EMPLOYEE MATTERS. As of the Closing Date, the Sellers shall
(i) assign the Michael J. Carney employment Contract set forth on Schedule 1.1(i) and (ii) terminate all other employees at the Facilities, and Buyer shall offer to hire substantially all such employees commencing as of the Closing Date at compensation levels consistent with those being provided by the Sellers immediately prior to the Closing Date. Buyer shall provide a list to Sellers at least ten (10) days prior to Closing of all employees of the Sellers that Buyer does not intend to hire, if any. The offers of employment will be subject to reasonable and satisfactory job performance by each individual, and no such offer will alter the status of any "at will" employee. Nothing herein shall be deemed to affect or limit in any way normal management prerogatives of Buyer with respect to employees or to create or grant to any such employees third party beneficiary rights or claims of any kind or nature. Within the period of ninety (90) days before the Closing, the Sellers shall not, and within the ninety (90) days following the Closing, Buyer shall not: (1) permanently or temporarily shut down a single site of employment, or one or more facilities or operating units within a single site of employment, if the shutdown results in an employment loss during any thirty (30) day period at the single site of employment for fifty (50) or more employees, excluding any part-time employees; or (2) have a mass layoff at a single site of employment of at least thirty-three percent (33%) of the active employees and at least fifty (50) employees, excluding part-time employees. The terms "single site of employment," "operating unit," "employment loss" and "mass layoff" shall be defined as in the Workers Adjustment Retraining and Notification Act (the "WARN ACT"). With respect to terminations of employees following the Closing, Buyer shall be responsible for any notification required under the WARN Act. To the extent Buyer fails to provide proper WARN Act notice (as and if required), Buyer shall be responsible for payments due affected employees under the WARN Act. In respect of the employees employed by Buyer, it shall provide such employees with employee benefits consistent with the benefits generally offered to employees of Affiliates of Buyer in the same geographic area as the Facilities and, to the extent the Sellers have qualified retirement programs for such employees, Buyer shall recognize the existing seniority of all such employees for benefits purposes and shall provide credit under such plans for purposes of determining eligibility and vesting and the rate of benefit accrual (but not actual benefit accrual); provided, however, that no such credit need be given in respect of any new plan commenced or participated in by Buyer in which no prior service credit is given or recognized to or for other plan beneficiaries. In extending such benefits, Buyer shall waive pre-existing conditions limitations in Buyer's welfare benefit plans which might otherwise apply to such employees except to the extent employees have not satisfied such limitations under the current welfare benefit plans of the Sellers.

         10.6. INSURANCE. Prior to the Closing, Sellers shall, at their sole cost and expense, obtain "tail" insurance for a period not less than three (3) years to insure against professional and general liabilities of the Facilities, their professional employees, and their professional independent contractors relating to all periods prior to the Closing. Such insurance shall have coverage levels equal to the current policies insuring Sellers.

                                   ARTICLE 11.
                                 INDEMNIFICATION

         11.1. INDEMNIFICATION BY BUYER. Subject to the limitations set forth in Section 11.3 hereof, Buyer and its Affiliates and successors shall defend, indemnify and hold harmless Sellers and its Affiliates, and its and their respective officers, employees, shareholders, members, agents or independent contractors (collectively, "SELLER INDEMNIFIED PARTIES"), from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and costs of appeal) and expenses (including, without limitation, reasonable attorneys' fees and fees of expert consultants and witnesses) that such Seller Indemnified Party incurs as a result of, or with respect to (i) any misrepresentation or breach of warranty by Buyer under this Agreement, (ii) any breach by Buyer of, or any failure by Buyer to perform, any covenant or agreement of (exclusive of the items covered by subparagraph (i) above), or required to be performed by, Buyer under this

Agreement, (iii) any of the Assumed Liabilities, or (iv) any claim made by a third party with respect to the operation of the Facilities following the Closing Date.

         11.2. INDEMNIFICATION BY SELLERS. Subject to the limitations set forth in Section 11.3 hereof, Sellers jointly and severally shall defend, indemnify and hold harmless Buyer and its Affiliates, and its and their respective officers, employees, shareholders, members, agents, or independent contractors (collectively, "BUYER INDEMNIFIED PARTIES"), from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and costs of appeal) and expenses (including, without limitation, reasonable attorneys' fees and fees of expert consultants and witnesses) that such Buyer Indemnified Party incurs as a result of, or with respect to (i) any misrepresentation or breach of warranty by a Seller under this Agreement, (ii) any breach by a Seller of, or any failure by a Seller to perform, any covenant or agreement of (exclusive of the items covered by subparagraph (i) above), or required to be performed by, a Seller under this Agreement, (iii) any of the Excluded Liabilities, or (iv) any claim made by a third party with respect to the operation of the Facilities prior to the Closing Date.

         11.3. LIMITATIONS. Buyer and Sellers shall be liable under Section 11.1(i) or Section 11.2(i) (i.e., for misrepresentations and breaches of warranties), as applicable, only when aggregate indemnification claims exceed $20,000 ("THRESHOLD AMOUNT"), after which Buyer or Sellers, as applicable, shall be liable for all such claims back to the first dollar of damages. No party shall be liable for any indemnification pursuant to Section 11.1 (i) or Section 11.2(i), as applicable, for any claims for misrepresentations and breaches of warranty which are the basis upon which any other party shall have failed to consummate the transactions described herein pursuant to Section 7.1 or Section 8.1, as applicable, or which are based upon misrepresentations and breaches of warranty which have been waived in writing by the party seeking indemnification therefor.

         The liability of Buyer and Sellers for indemnification under Section 11.1(i) or Section 11.2(i), respectively, shall be limited to an amount equal to
(i) the Purchase Price with respect to the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.12 (subject to the limitations of title warranties stated in Section 2.2(a) and (b)), 4.1, 4.2 and 4.3, (ii) Two Million Dollars ($2,000,000) with respect to the representations and warranties contained in Sections 3.7, 3.8, 3.9, 3.15 and 3.23, and (iii) One Million Dollars ($1,000,000) with respect to all other representations and warranties. Notwithstanding anything to the contrary, the limitations contained in this
Section 11.3 shall not apply to any indemnification claims arising under Section 11.1(i) or Section 11.2(i) as a result of the intentional misrepresentation or fraud of Buyer or Sellers, respectively. Except in the case of intentional misrepresentation or fraud, the sole and exclusive remedy for any breach or inaccuracy, or alleged breach or inaccuracy, of any representation or warranty made by a Seller or Buyer shall be the remedies provided by this Article 11. The losses of any Indemnified Party (as defined below) shall be reduced by the amount of any insurance proceeds received (net of applicable insurance premium increases) by such Indemnified Party in respect of the claim to which such losses relate. The losses of any Indemnified Party shall not include punitive damages, except to the extent such punitive damages are included in a third party claim.

         11.4. NOTICE AND CONTROL OF LITIGATION. If any claim or liability is asserted in writing by a third party against a party entitled to indemnification under this Article 11 (the "INDEMNIFIED

PARTY") which would give rise to a claim under this Article 11, the Indemnified Party shall promptly notify the person giving the indemnity (the "INDEMNIFYING PARTY") in writing of the same within fifteen (15) days of receipt of such written assertion of a claim or liability. The failure to give such notice shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement, unless and to the extent that the failure to give such notice to the Indemnifying Party prevents the Indemnifying Party from raising a defense to such legal proceeding, claim or demand or otherwise materially and adversely affects the Indemnifying Party's ability to defend against such legal proceeding, claim or demand. The Indemnifying Party shall have the right to defend a claim and control the defense, settlement, and prosecution of any litigation. The Indemnifying Party shall have ten (10) days from the date of delivery of notice to notify the Indemnified Party (i) whether the Indemnifying Party disputes liability to the Indemnified Party hereunder with respect to the third party claim, and, if so, the basis for such a dispute, and (ii) if such party does not dispute liability, whether or not the Indemnifying Party desires, to defend against the third party claim. If the Indemnifying Party fails to defend such claim, the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise, or settlement of such claim on behalf of and for the account and at the risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise, or final determination thereof. Anything in this Section 11.4 notwithstanding, (i) if there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to defend, compromise, and settle such claim, and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party of a release from all liability in respect of such claim. The foregoing rights and agreements shall be limited to the extent of any requirement of any third-party insurer or indemnitor. All parties agree to cooperate fully as necessary in the defense of such matters.

         11.5. NOTICE OF CLAIM. If an Indemnified Party becomes aware of any breach of the representations or warranties of the Indemnifying Party hereunder or any other basis for indemnification under this Article 11, the Indemnified Party shall notify the Indemnifying Party in writing of the same within thirty
(30) days after becoming aware of such breach or claim, specifying in detail the circumstances and facts which give rise to a claim under this Article 11. Should the Indemnified Party fail to notify the Indemnifying Party within the time frame required above, the indemnity with respect to the subject matter of the required notice shall be limited to the damages that would have nonetheless resulted absent the Indemnified Party's failure to notify the Indemnifying Party in the time required above after taking into account such actions as could have been taken by the Indemnifying Party had it received timely notice from the Indemnified Party. An Indemnifying Party's liability under Section 11.1(i) or 11.2(i) shall terminate upon the expiration of the survival period set forth in
Section 12.17 hereof, except for claims for which notice has been given on or prior to such expiration date in accordance with this Section 11.5.

                                   ARTICLE 12.
                                  MISCELLANEOUS

         12.1. SCHEDULES AND OTHER INSTRUMENTS. Each Schedule and Exhibit to this Agreement shall be considered a part hereof as if set forth herein in full. At any time prior to the Closing, Sellers or Buyer may update a Schedule required to be provided by it subject to the other party's approval rights described below. Any other provision herein to the contrary notwithstanding, all Schedules, Exhibits or other instruments provided for herein and not delivered at the time of execution of this Agreement or which are incomplete at the time of execution of this Agreement shall be delivered or completed within ten (10) days after the date hereof or prior to the Closing, whichever is sooner. It shall be deemed a condition precedent to the obligations of the parties hereto that each of the Schedules, and Exhibits shall meet with the approval of such parties. If a party, in its sole discretion, determines that it should not consummate the transactions contemplated by this Agreement because of information contained in a Schedule or Exhibit that is delivered to such party after the execution of this Agreement, then such party may terminate this Agreement on or before the Closing by giving written notice thereof to the other party.

         12.2. ADDITIONAL ASSURANCES. The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, at the request of a party, the other party or parties shall execute such additional instruments and take such additional actions as are reasonable to effectuate this Agreement. In addition and from time to time after Closing, Sellers shall execute and deliver such other instruments of conveyance and transfer, and take such other actions as Buyer reasonably may request, more effectively to convey and transfer full right, title, and interest to, vest in, and place Buyer in legal and actual possession of, any and all of the Facilities and the Assets. Sellers shall also furnish Buyer with such information and documents in its possession or under its control, or which Sellers can execute or cause to be executed, as will enable Buyer to prosecute any and all petitions, applications, claims, and demands relating to or constituting a part of the Facilities or the Assets. Additionally, the parties hereto shall cooperate and use their commercially reasonable efforts to have its present directors, officers, members and employees cooperate with such other party on and after Closing in furnishing information, evidence, testimony, and other assistance in connection with any action, proceeding, arrangement, or dispute of any nature with respect to matters pertaining to all periods prior to (or post) Closing in respect of the items subject to this Agreement, including, but not limited to, all records and personnel with regard to any pending litigation or litigation arising after the Closing.

         12.3. CONSENTED ASSIGNMENT. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any claim, right, contract, license, lease, commitment, sales order, or purchase order if an attempted assignment thereof without the consent of the other party thereto would constitute a breach thereof or in any material way affect the rights of Sellers thereunder, unless such consent is obtained. Each of the Sellers and Buyer, respectively, shall use its reasonable efforts to obtain any third party consents to the transactions contemplated by this Agreement from parties with which each, respectively, has a contractual relationship. If such consent is not obtained, or if an attempted assignment would be ineffective or would materially affect the rights thereunder of Sellers so that Buyer would not in fact receive all such rights, Sellers and Buyer shall cooperate in good faith in any reasonable arrangement designed to provide for Buyer the benefits under any such claim, right, contract, license, lease, commitment, sales order, or purchase order, including, without limitation, enforcement of any and all rights of Sellers against the other party or parties thereto arising out of the breach or cancellation by such other party or otherwise.

         12.4. CONSENTS, APPROVALS AND DISCRETION. Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by a party, or whenever a party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

         12.5. LEGAL FEES AND COSTS. In the event a party elects to incur legal expenses to enforce or interpret any provision of this Agreement by judicial proceedings or arbitration, the prevailing party will be entitled to recover such legal expenses, including, without limitation, reasonable attorneys' fees, reasonable expert witness fees, costs, and necessary disbursements at all court levels, in addition to any other relief to which such party shall be entitled.

         12.6. CHOICE OF LAW. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without regard to conflict of laws principles. Furthermore, the parties acknowledge that the Mississippi statutory laws and regulations are applicable to (i) the licensure matters associated with the Facilities, and (ii) the deed evidencing the transfer of the Real Property assets.

         12.7. BENEFIT/ASSIGNMENT. Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors, and assigns. No party may assign this Agreement without the prior written consent of the other parties, which consent shall not be unreasonably withheld; provided, however, that any party may, without the prior written consent of the other parties, assign its rights and delegate its duties hereunder to one or more Affiliates (as defined in Section 12.18), but in such event, the assignor shall be required to remain obligated hereunder in the same manner as if such assignment had not been effected. Sellers hereby agree to transfer the Assets and Assumed Liabilities to the Buyer Entities specified on Exhibit B at the Closing. The transfer of the Assets and Assumed Liabilities to the Buyer Entities shall not relieve Buyer of any of its obligations under this Agreement.

         12.8. NO BROKERAGE. Each party agrees to be solely liable for and obligated to satisfy and discharge all loss, cost, damage, or expense arising out of claims for fees or commissions of brokers, investment bankers and financial advisors employed or alleged to have been employed by such party.

         12.9. COST OF TRANSACTION. Whether or not the transactions contemplated hereby shall be consummated and except as expressly set forth in Sections 12.28 and 12.29, the parties agree as follows: (i) Sellers shall pay the fees, expenses, and disbursements of Sellers and their agents, representatives, accountants, and legal counsel incurred in connection with the subject matter hereof and any amendments hereto; and (ii) Buyer shall pay the fees, expenses, and disbursements of Buyer and its agents, representatives, accountants and legal counsel incurred in connection with the subject matter hereof and any amendments hereto.

         12.10. CONFIDENTIALITY. It is understood by the parties hereto that the information, documents, and instruments delivered to Buyer by Sellers and its agents and the information, documents, and instruments delivered to Sellers by Buyer and its agents are of a confidential and proprietary nature. Each of the parties hereto agrees that both prior and subsequent to the Closing it will maintain the confidentiality of all such confidential information, documents, or instruments delivered to it by each of the other parties hereto or their agents in connection with the negotiation of this Agreement or in compliance with the terms, conditions, and covenants hereof and will only disclose such information, documents, and instruments to its duly authorized officers, members, directors, shareholders, representatives, and agents (including consultants, attorneys, and accountants of each party) and applicable governmental authorities in connection with any required notification or application for approval or exemption therefrom. Each of the parties hereto further agrees that if the transactions contemplated hereby are not consummated, it will return (or destroy and certify the destruction thereof) all such documents and instruments and all copies thereof in its possession to the other parties to this Agreement. Each of the parties hereto recognizes that any breach of this Section 12.10 would result in irreparable harm to the other party to this Agreement and its Affiliates (as defined in Section 12.18 below) and that therefore either Sellers or Buyer shall be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash, or otherwise, in addition to all of its other legal and equitable remedies. Nothing in this Section 12.10, however, shall prohibit the use of such confidential information, documents, or information for such governmental filings as in the opinion of Sellers' counsel or Buyer's counsel are required by law or governmental regulations or are otherwise required to be disclosed pursuant to applicable law.

         12.11. PUBLIC ANNOUNCEMENTS. Sellers and Buyer mutually agree that no party hereto shall release, publish, or otherwise make available to the public in any manner whatsoever any information or announcement regarding the transactions herein contemplated without the prior written consent of Sellers and Buyer, except for information and filings reasonably necessary to be directed to governmental agencies to fully and lawfully effect the transactions herein contemplated or required in connection with securities and other laws. Nothing herein shall prohibit either party from responding to questions presented by the press or media without first obtaining prior consent of the other party hereto.

         12.12. WAIVER OF BREACH. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or any other provision hereof.

         12.13. NOTICE. Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by receipted overnight delivery, or five (5) days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as follows:

         Sellers: Brentwood Health Management of MS, LLC Turner-Windham of Mississippi, LLC
                                        c/o 820 Garrett Street
                                        Bossier City, Louisiana 71111
                                        Attention: William C. Windham

                  With a copy to:       Davidson, Jones & Summers, APLC
                                        509 Market Street, Suite 800
                                        Shreveport, Louisiana 71101
                                        Attention: Randall S. Davidson

         Buyer:                         Psychiatric Solutions, Inc.
                                        113 Seaboard Lane, Suite C-100
                                        Franklin, Tennessee 37067
                                        Attention: Chief Executive Officer

                  With a copy to:       Bass, Berry & Sims PLC
                                        315 Deaderick Street, Suite 2700
                                        Nashville, Tennessee 37238
                                        Attention: Howard H. Lamar III

or to such other address, and to the attention of such other person or officer as any party may designate, with copies thereof to the respective counsel thereof as notified by such party.

         12.14. SEVERABILITY. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice, or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

         12.15. GENDER AND NUMBER. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

         12.16. DIVISIONS AND HEADINGS. The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

         12.17. SURVIVAL. All of the representations, warranties, covenants, and agreements made by the parties in this Agreement or pursuant hereto in any certificate, instrument, or document shall survive the consummation of the transactions described herein, and may be fully and completely relied upon by Sellers and Buyer, as the case may be, notwithstanding any investigation heretofore or hereafter made by any of them or on behalf of any of them, and shall not be deemed merged into any instruments or agreements delivered at the Closing or thereafter. Notwithstanding anything in this Section 12.17 which may be to the contrary, any claim, demand, or cause of action with respect to a breach of any representation or warranty made in this

Agreement (other than representations or warranties contained in Sections 3.1, 3.2, 3.3, 3.12 (subject to the limitations of title warranties stated in Section 2.2(a) and (b)), 4.1, 4.2 and 4.3, which shall survive indefinitely, and the representations or warranties contained in Sections 3.7, 3.8, 3.9, 3.17 and 3.23, which shall each survive for the term of the applicable statute of limitations) must be made or brought, if at all, within one (1) year after the Closing Date. For the avoidance of doubt, this Section 12.17 shall not affect any rights to bring claims after one (1) year based on (x) any covenant or agreement of the parties which contemplates performance after the Closing, (y) the obligations of Buyer under Sections 11.1(ii), 11.1(iii) or 11.1(iv) or (z) the obligations of Sellers under Section 11.2(ii), 11.2(iii) or 11.2(iv).

         12.18. AFFILIATES. As used in this Agreement, the term "AFFILIATE" means, as to the entity in question, any person or entity that directly or indirectly controls, is controlled by or is under common control with, the entity in question and the term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through ownership of voting securities, by contract or otherwise.

         12.19. KNOWLEDGE. "KNOWLEDGE" or similar phrases shall mean in the case of any Seller, the particular fact was actually known or not known, after due inquiry, as the context requires, by William C. Windham, John S. Turner, Jr., Grady Morrison, Paul Smith and/or Michael Carney.

         12.20.   RESOLUTION OF DISPUTES

                  (a) Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or any contract or agreement entered into pursuant hereto or the performance by the parties of its or their terms shall be settled by binding arbitration held in Memphis, Tennessee (or such other location as may be mutually acceptable to the parties) in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section
         12.20. Notwithstanding the foregoing, Buyer may, in its discretion, apply to a court of competent jurisdiction for equitable relief from any violation or threatened violation of the covenants of any Shareholder under Section 5.3 of this Agreement, or any covenants not to compete contained in any Employment and Noncompetition Agreement delivered pursuant to Section 5.2 hereof.

                  (b) Arbitrators. The arbitration shall be decided before three neutral arbitrators unless the parties agree to a mutually selected single arbitrator. Each party shall be entitled to select an arbitrator (approved by the AAA) and the two arbitrators shall mutually select the third AAA arbitrator.

                  (c) Procedures; No Appeal. The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances (provided that each side shall be entitled to at least one day of depositions and reasonable production of relevant documents) and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within 120 days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have 30 days thereafter to reconsider and modify such decision if any party so requests within 10 days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

                  (d) Authority. The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

                  (e) Entry of Judgment. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. Buyer and each Seller hereby submit to the in personam jurisdiction of the Federal and State courts in Louisiana and Tennessee, for the purpose of confirming any such award and entering judgment thereon.

                  (f) Confidentiality. All proceedings under this Section 12.20, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

                  (g) Continued Performance. The fact that the dispute resolution procedures specified in this Section 12.20 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party.

                  (h) Tolling. All applicable statutes of limitations shall be tolled while the procedures specified in this Section 12.20 are pending. The parties will take such action, if any, required to effectuate such tolling.

         12.21. ACCOUNTING DATE. The transactions contemplated hereby shall be effective for accounting purposes as of 12:01 a.m. Central Time on the Closing Date, unless otherwise agreed in writing by Sellers and Buyer.

         12.22. NO INFERENCES. Inasmuch as this Agreement is the result of negotiations between sophisticated parties of equal bargaining power represented by counsel, no inference in favor of, or against, either party shall be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such party.

         12.23. NO THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of Buyer and Sellers and their respective permitted successors or assigns, and it is not the intention of the parties to confer, and this Agreement shall not confer, third-party beneficiary rights upon any other person.

         12.24. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         12.25. ENTIRE AGREEMENT; AMENDMENT. Except for the Non-Disclosure and Non-Solicitation Agreement dated September 18, 2003 which remains in full force and affect according to its terms, this Agreement supersedes all previous contracts or understandings, including any offers, letters of intent, proposals or letters of understanding, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter, and no party shall be entitled to benefits other than those specified herein. Notwithstanding the foregoing, the parties hereto acknowledge that Buyer and certain Affiliates of the Sellers are party to an asset purchase agreement of even date herewith. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded, and no changes in or additions to this Agreement shall be recognized unless and until they are made in writing and signed by all parties hereto. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         12.26. RISK OF LOSS. Notwithstanding any other provision hereof to the contrary, the risk of loss in respect of casualty to the Assets shall be borne by Sellers prior to the time of Closing and by Buyer thereafter.

         12.27. OTHER OWNERS OF ASSETS. The parties acknowledge that certain Assets may be owned by Affiliates of Sellers and not Sellers. Notwithstanding the foregoing, and for purposes of all representations, warranties, covenants and agreements contained herein, Sellers agree that (i) its obligations with respect to any Assets shall be joint and several with any Affiliate which owns or controls such Assets, (ii) the representations and warranties herein, to the extent applicable, shall be deemed to have been made by, on behalf of and with respect to, such Affiliates in their ownership capacity, and (iii) it has the legal capacity to cause, and it shall cause, any Affiliate which owns or controls any Assets to meet all of Sellers' obligations under this Agreement with respect to such Assets. Sellers hereby waive any defense to a claim made by Buyer under this Agreement based on the failure of any person who owns or controls the Assets to be a party to this Agreement.

         12.28. TRANSFER, SALES AND OTHER TAXES. Any transfer, use or sales taxes due as a result of the purchase, sale, use or transfer of the Assets arising out of this transaction, if any, will be paid by Sellers. Any state or local deed, stamp, or other tax associated with or assessed in connection with the conveyance of any of the Assets, if any, will be paid by Sellers.

         12.29. PRORATIONS. All of the costs that are directly attributable to the conduct of the business and operations of the Facilities and the Assets transferred to Buyer shall be prorated between Sellers and Buyer as of the Closing Date. These costs shall include, but not be limited to, all personal property taxes, real estate taxes and assessments and other taxes imposed upon or assessed against the Real Property ("REAL ESTATE TAXES"). Sellers shall pay all Real Estate Taxes for the years prior to the year in which Closing occurs. In the event Real Estate Taxes for the year in which Closing occurs are not payable or determinable at the time of Closing, Real Estate Taxes shall be prorated on the basis of the most currently available information. In the event that after Closing it is determined that the actual Real Estate Taxes for the year in which Closing occurs exceed such estimated amount ("TAX EXCESS") or are less than such estimated amount ("TAX REFUND") on which such proration is based, then (i) Sellers shall pay its pro rata share of any Tax Excess promptly upon receipt from Buyer of Notice of such Tax Excess after its receipt of the tax bills for Real Estate Taxes for the year in which Closing occurs or (ii) Buyer shall refund and pay to Sellers its pro rata share of any Tax Refund promptly after its receipt of such tax bills.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple originals by their authorized officers, all as of the date first above written.

                                PSYCHIATRIC SOLUTIONS, INC.

                                By:    /s/ Steven T. Davidson
                                    ---------------------------------------
                                Title: Chief Development Officer, Secretary

                                BRENTWOOD HEALTH MANAGEMENT OF MS, LLC

                                By:    /s/ William C. Windham
                                    ---------------------------------------
                                Title: Member

                                TURNER-WINDHAM OF MISSISSIPPI, LLC

                                By:    /s/ William C. Windham
                                    ---------------------------------------
                                Title: Member